                                                                EXHIBIT 4.4

                             AMENDED AND RESTATED
                            SENIOR LENDING AGREEMENT

     This Amended and Restated Senior Lending Agreement ("Agreement") is made as of this 1st day of March, 1996 by and between Pioneer Financial Services, Inc., a Missouri corporation (hereinafter referred to as "Pioneer"), UMB Bank, N.A., a national banking association (hereinafter referred to as "UMB"), Mercantile Bank of Kansas City, a Missouri state banking association (hereinafter referred to as
"Mercantile"), Bank of Boston, a Massachusetts banking corporation (hereinafter referred to as "Boston"), Boatmen's First National Bank of Kansas City, a
national banking association (hereinafter referred to as "Boatmen's"), First
National Bank of Kansas, a national banking association (hereinafter referred to as "Kansas"), LaSalle National Bank, a national banking association (hereinafter referred to as "LaSalle"), Liberty Bank and Trust Company of Oklahoma City,
N.A., a national banking association (hereinafter referred to as "Liberty"), NBD
Bank, a Michigan banking corporation (hereinafter referred to as "NBD") and
Southwest Bank of St. Louis, a Missouri banking association (hereinafter referred to as "Southwest"), all of UMB, Mercantile, Boston, Boatmen's, Kansas,
LaSalle, Liberty, NBD and Southwest being hereinafter referred to collectively as "Banks".

     WHEREAS, Pioneer and the Banks entered into a Senior Lending Agreement dated as of June 9, 1993; and WHEREAS, Pioneer and each of the Banks desire to amend such Senior Lending Agreement by the execution and delivery of this
Agreement; and

     WHEREAS, Pioneer is willing to confirm that all provisions of such Senior
Lending Agreement and of all notes, documents evidencing or confirming the grant of liens and security interests and all other related documents, except as otherwise expressly amended by this Agreement, shall remain in full force and effect; and

     WHEREAS, Pioneer and the Banks desire that all existing and future extensions of credit by any of the Banks to Pioneer be subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual agreements of the parties hereto and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

                                 I. DEFINITIONS

     When used in this Agreement, the following words, terms or names shall have the meanings set forth in this section:

     1. "Adjusted Capital" shall mean Total Required Capital plus loan loss and dealer reserves minus all delinquent accounts by recency of payment of 90 days or more.

     2. "Agent Bank" shall mean UMB Bank, N.A., Kansas City, Missouri, unless changed pursuant to the terms hereof.

     3. "Amortizing Note" shall mean any note in the form of Exhibit B attached hereto.

     4. "Assignment of Note Payments" shall be the document in the form attached hereto as Exhibit J.

     5. "Banks" shall mean UMB, Mercantile, Boston, Boatmen's, Kansas, LaSalle,
Liberty, NBD and Southwest, and "Bank" may refer to any of the foregoing.

     6. "Boatmen's shall mean Boatmen's First National Bank of Kansas City,
Kansas City, Missouri.

     7. "Boston" shall mean the Bank of Boston, Boston, Massachusetts.

     8. "Business Day" means any day on which the Agent Bank is open for business.

     9. "Compliance Certificate" shall mean each certificate executed by Pioneer in the form of Exhibit G attached hereto.

     10. "Consolidated" shall, with respect to financial terms and financial statements, have the meaning as used in generally accepted accounting principles in the United States of America in effect from time to time, consistently applied.

     11. "Credit Facility Letter" shall mean each letter submitted to Pioneer by any of the Banks in the form of Exhibit F attached hereto.

     12. "Event of Default" shall mean any of the following:

          (a) Pioneer fails to make any payment of Senior Debt when due after written demand therefor following the expiration of the notification period set forth in Section X 2(a).

          (b) Pioneer fails or refuses, in the event of the declaration by any
     Bank of nonperformance of Pioneer due to the occurrence of a Performance
     Event, to deliver to the Agent Bank as required by the terms of Section V
     (3) hereof within three (3) Business Days of receipt of a notice declaring nonperformance, all stock certificates evidencing all shares of the issued and outstanding capital stock of each of its Subsidiaries listed on Exhibit
     D attached hereto with stock powers attached thereto endorsed in blank;

          (c) Any material representation or warranty made by Pioneer in Section
     II of this Agreement being untrue in any material respect now or at any time hereafter; or any material schedule, statement, report, notice, information or writing furnished by Pioneer to the Banks being untrue or misleading in any material respect as of the date the facts set forth therein are stated or certified;

          (d) A material breach by Pioneer of any covenant, obligation or requirement contained in Section VIII of this Agreement, except Paragraphs
     4, 5, 6, 7, 8 and 9 of Section VIII, and failure of Pioneer after receipt from the Banks of written notice pursuant to

     Section X 2(a) hereof specifying the same, to perform any such covenant, obligation or requirement;

          (e) Any failure to make payment when due, or other default or justifiable demand by a creditor other than any of the Banks for accelerated payment by Pioneer under the terms of any contract or agreement for borrowed money in any amount greater than one Million Dollars
     ($1,000,000) in the aggregate, if such payment is not made, such default is not cured or such demand is not rescinded within ten (10) Business Days of receipt of notice thereof by Pioneer;

          (f) Pioneer shall admit in writing its inability to pay its debts as they mature; or Pioneer shall make a general assignment for the benefit of it creditors, or Pioneer consents to, applies for or acquiescences in the appointment of a trustee or receiver for it or for substantially all of its property; or Pioneer shall suffer proceedings under any law relating to bankruptcy, insolvency or reorganization or the release of debtors to be instituted by or against it, and if contested, not dismissed or stayed within ninety (90) calendar days; or Pioneer shall suffer any writ of attachment or execution or any similar process to be issued or levied against any material portion of its property which is not released, stayed, bonded or vacated within thirty (30) calendar days after its issue or levy;

          (g) One or more final judgments or judicial orders for the payment of money in excess of an aggregate of Five Hundred Thousand Dollars ($500,000)
     shall be rendered against Pioneer and said judgments or orders shall continue unsatisfied and be in effect for a period of thirty (30)
     consecutive calendar days unless adequate insurance coverage exists for any such judgments or orders, an appeal bond in the amount of any such judgments or orders has

     been issued or Pioneer has adequately reserved cash or other liquid assets for the payment of any such judgments and orders; and

          (h) the occurrence of any change of control of Pioneer subsequent to the execution of this Agreement. For purposes hereof, a change of control of Pioneer shall have occurred, only if as the result of any event except death or disability, William D. Sullivan ceases to be the Chief Executive
     Officer of Pioneer or of the surviving corporation in the event of a merger.

     13. "LaSalle" shall mean the LaSalle National Bank, Chicago, Illinois.

     14. "Liberty" shall mean Liberty Bank and Trust Company of Oklahoma City,
National Association, Oklahoma City, Oklahoma.

     15. "Mercantile" shall mean Mercantile Bank of Kansas City, Kansas City,
Missouri.

     16. "NBD" shall mean NBD Bank, Detroit, Michigan.

     17. "Net Receivables" shall mean (i) all receivables due from customers of all Subsidiaries of Pioneer except Pioneer Military Insurance as a result of direct cash loans, purchased retail notes and real estate and home improvement loans less (ii) all deferred income and reserves for loan losses.

     18. "Kansas" shall mean the First National Bank of Kansas, Overland Park,
Kansas.

     19. "Performance Event" shall mean the failure of Pioneer to be in compliance with any of the covenants set forth in Paragraph 4, 5, 6, 7, 8 and 9 of Section VIII hereof, such compliance to be determined by the Banks as of the last Business Day of each March, June, September and December by reference to
Compliance Certificates delivered to the Banks by Pioneer pursuant to Section
VIII (10) hereof.

     20. "Pioneer" shall mean Pioneer Financial Services, Inc., a Missouri corporation.

     21. "Quarterly Certificate" shall mean the certificate in the form attached hereto as Exhibit H.

     22. "Revolving Grid Note" shall mean any note in the form of Exhibit A attached hereto.

     23. "Senior Debt" means any debt of Pioneer which is not Subordinated Debt and is owed to any Bank or other lender which is a party hereto at the time such debt is incurred and is evidenced by an Amortizing Note, a Revolving Grid Note, a Single Pay Term Note, or which is listed on Exhibit K attached hereto. Senior
Debt shall also include unsecured indebtedness payable to Pioneer Financial
Industries, Inc. in an aggregate outstanding principal amount not to exceed
$500,000 at any time.

     24. "Single Pay Term Note" shall mean any note in the form of Exhibit C attached hereto.

     25. "Southwest" shall mean Southwest Bank of St. Louis, St. Louis,
Missouri.

     26. "Subordinated Debt" shall mean any unsecured debt of Pioneer, payment of which is subordinated to payment of all Senior Debt and which is evidenced by a note generally in the form of Exhibit M attached hereto or other form approved by the Banks.

     27. "Subsidiary" shall mean each of the operating companies which are owned by Pioneer and which are listed on Exhibit D attached hereto and each operating company which Pioneer owns at any time hereafter except Pioneer Military
Insurance Company.

     28. "Subsidiary Revolving Grid Note" shall mean all notes in the form of
Exhibit E attached hereto.

     29. "Tangible Net Worth" shall mean (i) the sum of the book value of all common stock, the liquidation value of all preferred stock, the principal amount of all Subordinated Debt

of every class, and the amount of all loan loss reserves and all dealer loss reserves, less (ii) the aggregate amount of all notes payable to Subsidiaries of
Pioneer except Pioneer Military insurance which are delinquent by recency of payment by 90 calendar days or more. For purposes of this Agreement, a payment on a note payable to a Subsidiary of Pioneer in an amount equal to at least 95%
of the amount of the payment being made shall constitute full payment of such payment.

     30. "Total Indebtedness" shall mean the sum of (i) all Senior Debt and (ii)
all Subordinated Debt of every class.

     31. "Total Required Capital" shall mean the sum of (i) the book value of all common stock and (ii) the liquidation value of all preferred stock, less
(iii) the book value of all treasury stock and the outstanding principal amount of all notes payable to any Subsidiary of Pioneer except Pioneer Military
Insurance which are delinquent by recency of payment by 270 calendar days or more.

     32. "UMB" shall mean UMB Bank, N.A., Kansas City, Missouri.

                       II. REPRESENTATIONS AND WARRANTIES

     In order to induce the Banks to enter into this Agreement and receive requests for extensions of credit subject to this Agreement, Pioneer hereby represents and warrants to the Banks as follows:

     1. Corporate Existence and Authority. Pioneer and each of its Subsidiaries are duly incorporated and are in good standing under the laws of their respective states of incorporation; have all necessary permits, licenses and franchises to enable each of them to conduct their respective business; and are qualified to do business as a foreign corporation in every jurisdiction where the ownership of their respective property or the nature of their respective business requires qualification except where there would be no material adverse effect if Pioneer or any of

its Subsidiaries were not so qualified. Pioneer is duly authorized by all required corporate action to execute and deliver this Agreement, to borrow monies from the Banks and to execute and deliver notes evidencing such borrowings in the form of Exhibits A, B and C hereto. The execution, delivery and performance of this Agreement and of any notes evidencing any borrowings from the Banks do not and will not conflict with (i) any provision of law or any order of any court or government agency applicable to Pioneer, (ii) the charter or bylaws of Pioneer or (iii) any material agreement binding upon it or upon its properties and do not or will not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to its properties, except as contemplated by this Agreement.

     2. Performance of Other Agreements. Pioneer is not a party to any indenture, agreement, lease or other instrument, nor is it subject to any charter or other corporate restriction which materially affects the operation of its business in any adverse manner, and to its knowledge it is not in default in the performance, observance or fulfillment of any material covenant or obligation contained in any indenture, agreement, lease or other instrument to which it is a party.

     3. Tax Liabilities. Other than tax liabilities, regardless of whether disputed, which have been adequately reserved for by Pioneer, no tax liabilities have been asserted against Pioneer by the Internal Revenue Service or any other governmental body, nor does Pioneer believe that any tax liabilities will be asserted against it by the Internal Revenue Service or any other governmental body which, if adversely determined, would have a materially adverse effect on the condition of it, financial or otherwise.

     4. Litigation. Pioneer has no knowledge of any action, suit or proceeding
(i) in any tribunal, whether at law or in equity, or (ii) by or before any governmental instrumentality or

other agency, whether such action, suit or proceeding be pending or threatened against Pioneer or any of its Subsidiaries or affecting it or any of its
Subsidiaries, or any of its assets or property which, if adversely determined, would have a materially adverse effect on its financial condition or would otherwise adversely affect its ability to perform its obligations under this
Agreement.

     5. Liens and Encumbrances. None of the property of Pioneer or of any of its
Subsidiaries is subject to any lien or encumbrance except in favor of the Banks or, in the case of its Subsidiaries, in favor of Pioneer, and except for current taxes not delinquent and involuntary liens, if any, on tangible personal property which have been adequately reserved for by Pioneer.

     6. Records. The books and records of Pioneer are located at its business offices, the current address of which is 4233 Roanoke Road, Kansas City,
Missouri 64111.

     7. Enforceable Agreement. This Agreement and all notes and other documents referred to herein, when executed and delivered to the Banks, will constitute the valid and legally binding obligations of Pioneer, enforceable against
Pioneer in accordance with the respective terms thereof, subject, however, to the provisions of all laws governing bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally or by the unavailability of specific performance or other equitable remedies.

     8. Debt Ranking. Pioneer's obligations under this Agreement and under all notes executed by Pioneer in favor of the Banks, whether now or hereafter existing, are superior in rank to all other indebtedness of Pioneer and to the rights of all common and preferred shareholders.

     9. Regulation U. The execution and delivery of this Agreement and all borrowings which may occur in connection herewith will not create a violation of
Regulation U of the Board of Governors of the Federal Reserve System.

     10. ERISA. To the best knowledge of Pioneer, no prohibited transaction, accumulated funding deficiency or reportable event has occurred with respect to any plan to which it is a party and which is covered by Title IV of ERISA (the
Employee Retirement Income Security Act of 1974, as amended). The present value of all benefits vested under all such plans maintained by Pioneer did not, as of the last annual valuation date exceed the value of the assets of all such plans allocable to such vested benefits. Neither Pioneer nor any of its Subsidiaries participate in any multiemployer plans or, to the best knowledge of Pioneer, are subject to any delinquent liability under ERISA in respect to any multiemployer plan or any other plan.

                           III. EXTENSIONS OF CREDIT

     1. Term. The term of the Senior Lending Agreement between Pioneer and the
Banks dated as of June 9, 1993 shall terminate on March 1, 1996 and the term of this Agreement shall commence on March 1, 1996 and shall terminate on March 1,
1998, unless otherwise extended as provided herein. Unless any of the Banks gives written notice of their objection to the other Banks and to Pioneer not less than ninety (90) days prior to the date which is one (1) year prior to the expiration of any existing term hereof, such existing term shall be automatically extended for one (1) additional year. In the event of any such objection, the existing term of this Agreement shall terminate on the last day thereof, but all Senior Debt shall be payable by Pioneer in accordance with the maturity stated in the note or notes evidencing such Senior Debt. In the event all Senior Debt has not been paid in full prior to the termination of this
Agreement, all terms and conditions hereof except Sections III and IV hereof shall remain in full force and effect until all Senior Debt is paid in full;
provided, however, that after the termination date and through the date all
Senior Debt is paid in full, any of the Banks may, in their sole discretion, extend unsecured Subordinated Debt and only unsecured Subordinated Debt to
Pioneer on such

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terms as any of the Banks may determine and, provided, further, that this sentence of this Section III shall also remain in full force and effect. Pioneer shall have the right to terminate this Agreement at any time upon thirty (30)
days prior written notice to all of the Banks if all Senior Debt other than that payable to Pioneer Financial Industries, Inc. is paid in full at the same time on or within ten (10) days following the last day of such thirty (30) day notice period.

     2. Credit Facilities. From time to time during the term hereof Pioneer may submit to any of the Banks a request for extensions of credit to be evidenced by a Revolving Grid Note, an Amortizing Note, or a Single Pay Term Note. Such
requests for credit may be made verbally or in writing. Upon receipt of any such request by any of the Banks, the Bank receiving such request shall, if it desires to extend credit to Pioneer at that time, submit, verbally or in writing, an offer to extend credit to Pioneer. None of the Banks have any commitment to extend any credit requested by Pioneer and any offer by any of the
Banks to extend credit to Pioneer pursuant to a request shall be in the sole discretion of the Banks. In the event any Bank to which a request for credit is made by Pioneer fails to submit an offer to extend credit within five (5)
Business Days following the request, the request shall be deemed to be denied.
Upon acceptance by Pioneer of any offer of an extension of credit the extension of any such credit, and all terms thereof, shall become a part of and be subject in all respects to all terms and conditions of this Agreement. If requested by
Pioneer, the Banks agree to confirm in writing as of the date of each Quarterly
Certificate, the amount and terms of all credit which is available to Pioneer, subject to the absolute discretion of the Banks, pursuant to Credit Facility
Letters which have been delivered to Pioneer by the Banks.

                                       11

The terms of this paragraph 2 of Section III of this Agreement shall not in any way limit the obligation of the Banks pursuant to paragraph 4 of Section X hereof to renew certain existing indebtedness of Pioneer to the Banks in the event of failure to give the notice required by paragraph 1 of Section X hereof.

     3. Note Pricing. All Revolving Grid Notes shall bear interest per annum at the prime rate of interest as reported from time to time under Money Rates in the Wall Street journal, adjusted daily; provided, however, Pioneer shall have the right from time to time to increase such rate of interest in response to changing market conditions so long as the rate of interest on all existing
Senior Debt which is payable to any Bank and which is evidenced by a Revolving
Grid Note also is increased to this new rate.

     All Amortizing Notes shall bear interest per annum at a rate, calculated by reference to data obtained from Bloomberg, equal to the ninety (90) day moving average rate of Treasury Notes with maturities specified at the time of the extension of credit plus 270 basis points; provided, however, Pioneer shall have the right from time to time to increase the number of basis points in response to changing market conditions so long as no increase in the number of basis points is agreed upon within thirty (30) days following an extension of credit pursuant hereto by any Bank which is evidenced by an Amortizing Note bearing an interest rate calculated using a lower number of basis points.

     All Single Pay Term Notes shall bear interest per annum at such rate as may be agreed upon between Pioneer and the Bank extending credit to be evidenced by a Single Pay Term Note.

     Notwithstanding anything stated in this paragraph 3 of Section III to the contrary, in the event of the increase in the ratio referred to in paragraph 6 of Section VIII the interest rate

                                       12

payable on all indebtedness evidenced by Revolving Grid Notes then outstanding hereunder and on all indebtedness incurred thereafter which is evidenced by
Revolving Grid Notes, Amortizing Notes and Single Pay Term Notes shall automatically be increased by 25 basis points at all times such ratio is at least 6.5 to 1 but less than 7.5 to 1 and shall be increased by an additional 25 basis points at all times such ratio equals or exceeds 7.5 to 1.

     4. Credit Facility Letters. As of March 31 of each calendar year commencing on March 31, 1996, each Bank which is a party hereto shall, at the request of
Pioneer, deliver to Pioneer a Credit Facility Letter therein indicating the maximum amount of each type of credit referred to therein which each Bank may be willing to extend to Pioneer during the next twelve (12) calendar months.
Delivery of a Credit Facility Letter to Pioneer by any Bank shall not obligate or commit such Bank in any way to extend any credit referred to therein to
Pioneer.

     5. Notes and Other Documents to Continue. Notwithstanding the execution hereof and the termination on March 1, 1996 of the Senior Lending Agreement dated as of June 9, 1993, all notes and other documents executed pursuant to such June 9, 1993 Senior Lending Agreement and not maturing or terminating according to their respective terms on or prior to March 1, 1996 shall continue in full force and effect, except to the extent amended by this Agreement, beyond
March 1, 1996 and any extensions of the term hereof, if any, until their respective stated maturities.

                     IV. CONDITIONS TO EXTENSIONS OF CREDIT

     No discretionary extension of credit to Pioneer pursuant to any Credit
Facility Letter which has been accepted by Pioneer shall be made by any Bank on or after March 1, 1996 until all of the Banks have received, in the form hereof or attached hereto, all of the following except as otherwise provided:

                                       13

     (a) An originally executed copy of this Agreement duly signed by authorized officers of Pioneer and authorized officers of the Banks, or a photocopy thereof certified by the Agent Bank to be a true and correct copy thereof. Pioneer shall be required to deliver the documents described in this subparagraph (a) only once to each Bank;

     (b) A promissory note for each extension of credit in the form of Exhibit
A, B or C attached hereto duly executed by an authorized officer of Pioneer, each such note to be delivered only to the Bank extending Senior Debt to be evidenced thereby;

     (c) A duly certified resolution of the board of directors of Pioneer (which may be relied upon until delivery to all of the Banks of a subsequent resolution prospectively revoking the authority set forth in such earlier resolution, if any), authorizing the execution and delivery of this Agreement and all notes and other documents to be executed pursuant hereto or in connection herewith, such resolution designating the officers or employees of Pioneer authorized to execute the same. Pioneer shall be required to deliver the documents described in this subparagraph (c) only once to each Bank; and

     (d) A copy of the articles of incorporation and bylaws of Pioneer certified by the secretary of Pioneer and a Certificate of Good Standing for Pioneer and
each of its Subsidiaries issued not more than thirty (30) days prior to the date of this Agreement by the Secretary of State of the state of incorporation of each thereof. Pioneer shall be required to deliver the documents described in this subparagraph (d) only once to each Bank.

                  V. NEGATIVE PLEDGE AND CONDITIONAL COLLATERAL

     1. Negative Pledge. Pioneer agrees that, at all times while there is any
Senior Debt payable to any of the Banks by Pioneer, it will not pledge any of its assets to any person or entity other than the Banks nor will it allow any of its Subsidiaries to pledge any of their assets to any person or entity other than Pioneer.

                                       14

     2. Collateral: Notes. Pioneer hereby grants to all of the Banks a security interest in all notes payable to Pioneer by any and all of its Subsidiaries now or at any time hereafter in the form of the Subsidiary Revolving Grid Note or otherwise. Upon execution hereof, Pioneer will deliver to the Agent Bank possession of all existing notes payable by any and all of its Subsidiaries to it and within three (3) days after the future execution of any note payable by any Subsidiary to Pioneer it will deliver possession of the same to the Agent
Bank. All notes payable to Pioneer by its Subsidiaries shall be endorsed in blank when delivered to the Agent Bank by Pioneer. The Banks agree that they will not, prior to the declaration of a default hereunder, demand payment, except as otherwise expressly provided in this Agreement, of any note in the possession of the Agent Bank which is payable to Pioneer by any of its
Subsidiaries because any such note is payable on demand. Pioneer also hereby assigns to all of the Banks, and grants to all of the Banks a security interest in, all of its rights under that certain Assignment of Note Payments between
Pioneer and each of its Subsidiaries, except Pioneer Military Insurance, dated
June 9, 1993 to directly receive from each of such Subsidiaries the proceeds of all note payments receivable by its Subsidiaries from their customers. The Banks further agree to forbear exercise of their rights under such Assignment of Note
Payments unless and until Pioneer receives notice from any Bank declaring
Pioneer to be in default hereunder because of the occurrence of an Event of
Default.

     3. Conditional Collateral: Stock. As of the time any Bank declares Pioneer to be (a) nonperforming under this Agreement because of the occurrence of a
Performance Event or (b) in default because of the occurrence of an Event of
Default, Pioneer hereby grants to the Banks a security interest in all shares of the capital stock, whether now or hereafter issued and outstanding, of each of its Subsidiaries listed on Exhibit D attached hereto and all other

                                       15

Subsidiaries which may hereafter be acquired or come into existence and at that time, upon request of the Banks, Pioneer agrees to deliver, within three (3)
Business Days of receipt of a notice declaring nonperformance, to the Agent Bank all stock certificates evidencing all such shares with stock powers attached endorsed in blank. Such security interest shall attach to said shares of stock upon delivery of certificates evidencing the same to the Agent Bank. The Banks agree to forbear exercising any rights or remedies which they may have in connection with their security interest in all such capital stock unless and until any Bank declares Pioneer to be in default hereunder because of the occurrence of an Event of Default.

     4. Collection of Collateral. In the event the Banks are entitled to collect payment of notes payable to Subsidiaries of Pioneer, the Banks agree that they will exercise good faith and commercially reasonable efforts to collect payment of such notes; provided, however, the Banks shall have no obligation to pursue collection of any note which is delinquent by recency of payment by 270 calendar days or more.

     5. Release of Stock. If any audit of Pioneer's financial statements, or other certification deemed acceptable by the Banks which is issued by independent certified public accountants, discloses that the Performance Event or Events which caused Pioneer to previously deliver to the Banks the stock described in Section V (3) hereof no longer exist as of the last day of the period covered by such audited financial statements nor at the time of delivery of such audited financial statements to the Banks, and Pioneer certifies in writing to the Banks that it is not then in default under the terms of this
Agreement and that no Performance Event has occurred and is then continuing, the
Banks shall redeliver possession of such certificates evidencing such stock to
Pioneer. In the event of any such redelivery, the Banks shall have the

                                       16

right to possession of such stock in accordance with the terms of this Agreement at any time and from time to time thereafter upon the future occurrence of any
Performance Event.

                              VI. PERFORMANCE EVENT

     In the event of the occurrence of a Performance Event and any Bank, after satisfying all requirements stated in paragraph 2 of Section X of this Agreement with respect to all other Banks which are a party hereto, then exercises its right to declare Pioneer to be nonperforming under the terms of this Agreement,
Pioneer agrees that the Banks shall then and thereafter have the right to receive eighty percent (80%) of all funds received by or under the control of
Pioneer which are proceeds of notes payable to the Subsidiaries of Pioneer, except Pioneer Military Insurance. Upon receipt of written notice from the Agent
Bank, Pioneer will immediately commence and continue depositing on the fifth
(5th) Business Day of each month eighty percent (80%) of all funds received by or under the control of Pioneer which are proceeds of notes payable to the
Subsidiaries of Pioneer, except Pioneer Military Insurance, to an account at the
Agent Bank established ratably for the benefit of all Banks which are parties to this Agreement. The ratable amount payable to each Bank from funds payable for the ratable benefit of all Banks in accordance with the provisions of the immediately preceding paragraph shall be calculated by multiplying the total amount payable for the benefit of all Banks by a fraction, the numerator of which shall equal the total outstanding principal indebtedness to such Bank, regardless of the stated maturity date or dates, evidenced by Secured Revolving
Grid Notes, Secured Amortizing Notes and Secured Single Pay Term Notes and the
denominator of which shall equal the total outstanding principal indebtedness to all Banks, regardless of the stated maturity date or dates, evidenced by Secured
Revolving Grid Notes, Secured Amortizing Notes and Secured Single Pay Term
Notes.

                                       17

                                VII. AGENT BANK

     1. Agent. Upon execution of this Agreement, the Agent Bank agrees to establish an account for the benefit of all of the Banks which are parties to this Agreement to be used for the deposit of funds for the benefit of all of the
Banks pursuant to this paragraph of this Agreement. (a) If the Banks have the right to receive eighty percent (80%) of all funds received by or under control of Pioneer pursuant to Section VI hereof, Pioneer shall transfer on the fifth
(5th) Business Day of each month eighty percent (80%) of all such proceeds to an account established at the Agent Bank for the benefit ratably of all of the
Banks which are parties hereto. (b) If, because of the declaration of an Event of Default, the Banks are permitted to direct that all proceeds of all notes payable to Pioneer's Subsidiaries, except Pioneer Military Insurance, by their customers be paid to an account designated by and subject to the exclusive control of the Banks, the Agent Bank shall take possession of all such notes and collect all payments and take such other actions as the Banks may direct, all ratably for the pro rata benefit of the Banks.

     2. Two-Thirds Rule. The Agent Bank shall follow all written directions from the Banks with respect to collection and disposition of funds deposited in the account established by it for the benefit of the Banks and collection of collateral so long as at least those Banks which hold sixty-six and two-thirds percent (66 2/3%) of the outstanding principal amount of all Senior Debt of
Pioneer except Senior Debt listed on Exhibit K and except Senior Debt payable to
Pioneer Financial Industries, Inc. have approved such directions, and so long as such instructions are for the ratable benefit of all Banks. In the event those
Banks which hold sixty-six and two-thirds percent (66 2/3%) of the outstanding principal amount of all Senior Debt of Pioneer do not approve of any written instruction, the Agent Bank shall use its own discretion in the collection and disposition of funds deposited into such account and the collection of collateral. In all cases other than the collection and disposition of funds and collection of collateral covered by this

                                       18

paragraph 2 of Section VII and except as may otherwise be expressly provided in this Agreement, all of the Banks must approve all instructions to the Agent and amendments to this Agreement.

     3. Change of Agent. The Agent Bank may be changed upon thirty (30) Business
Days prior notice to the then Agent Bank at any time or from time to time upon the written agreement of those Banks which are parties to this Agreement and which, at the time of any such designation, hold sixty-six and 2/3 percent (66
2/3%) of the outstanding principal amount of all Senior Debt of Pioneer except
Senior Debt listed on Exhibit K and except Senior Debt payable to Pioneer
Financial Industries, Inc.

     4. Indemnity. All of the Banks, on a pro rata basis to the extent of each of the Bank's percentage interest in the total principal amount of all Senior
Debt except Senior Debt listed on Exhibit K and except Senior Debt payable to
Pioneer Financial Industries, Inc. shall indemnify the Agent Bank and hold it harmless from all loss, cost, damage and expense whatsoever in connection with its performance as the agent of the Banks hereunder except in the event of the
Agent Bank's gross negligence or its willful misconduct.

                           VIII. COVENANTS OF PIONEER

     Pioneer covenants and agrees from the date hereof and until payment in full of all indebtedness evidenced by any note in the form of Exhibits A, B or C attached hereto, that Pioneer assumes the obligations set forth below:

     1. Mergers. Pioneer will not, nor will it allow any of its Subsidiaries, without the prior written consent of the Banks, to be a party to any merger, consolidation or other combination of any kind with any other person or business entity nor will it or any of its Subsidiaries,

                                       19

without the prior written consent of the Banks, acquire all or any significant portion of all of the assets of any other person or business entity nor will it or any of its Subsidiaries, without the prior written consent of the Banks, dispose of all or any significant portion of their respective assets; provided, however, this provision shall not prohibit Pioneer and any or all of its
Subsidiaries from merging any one or all into the other nor shall it prohibit
Pioneer or any of its Subsidiaries from selling to or acquiring from third parties substantial blocks of notes receivable in the ordinary course of the business of Pioneer and its Subsidiaries in a manner consistent with past practices; and, provided, further, that so long as William D. Sullivan is the chief executive officer in the surviving corporation of a merger, Pioneer shall not be prohibited from acquiring another corporation or corporations by way of merger if (i) such corporation or corporations are in the same business or a business that is directly or closely related to the business presently conducted by Pioneer and its Subsidiaries, (ii) such merger may reasonably be expected to expand and enhance the services presently being provided to the customers of the
Subsidiaries of Pioneer and (iii) such merger may not reasonably be expected to cause any materially adverse financial effect on Pioneer and its Subsidiaries, taken as a whole and will not cause the occurrence of a Performance Event after giving effect thereto.

     2. Nonconforming Debt. Pioneer will not, without the prior written consent of all Banks which are a party to this Agreement, incur, create or permit to exist any indebtedness except (a) Senior Debt (b) those specific unsecured debt obligations listed in Exhibit K attached hereto (c) Subordinated Debt (d) trade payables and leases incurred in the ordinary course of business, and (e)
unsecured indebtedness payable to Pioneer Financial Industries, Inc. not to exceed at any time the aggregate outstanding principal amount of Five Hundred
Thousand and No/100 Dollars ($500,000.00) and which is a part of Senior Debt.

     3. Indebtedness of Subsidiaries. Pioneer will not allow any of its
Subsidiaries to incur, create or permit to exist indebtedness to any person or entity other than Pioneer except for

                                       20

trade payables and lease obligations for real estate, fixtures and equipment incurred in the ordinary course of each of such Subsidiaries' respective business; and provided further that the aggregate of all such indebtedness, excluding real property lease obligations, to persons and entities other than
Pioneer for each branch office location of each Subsidiary shall not exceed
Fifty Thousand Dollars ($50,000.00) at any time.

     4. Senior Debt/Tangible Net Worth Ratio. Pioneer will at no time permit its
Senior Debt to exceed 4.75 times its Consolidated Tangible Net Worth.

     5. Total Required Capital. At all times Pioneer will maintain a
Consolidated Total Required Capital of at Least Four Million Five Hundred
Thousand Dollars ($4,500,000.00) plus fifty percent (50%) of the cumulative positive net income earned by Pioneer during each of its fiscal years ending subsequent to September 30, 1992.

     6. Consolidated Total Indebtedness/Total Required Capital Ratio. Pioneer
will at no time permit the ratio of Consolidated Total Indebtedness to
Consolidated Total Required Capital to exceed 8 to 1.

     7. Senior Debt/Net Receivable Ratio. Pioneer will at no time permit the ratio of Senior Debt to all Consolidated Net Receivables to exceed .80 to 1.

     8. Delinquency Adjusted Leverage Ratio. Pioneer will at no time permit the ratio of Consolidated Total Indebtedness to Adjusted Capital to exceed 8.5 to 1.

     9. Loan Loss Reserve. Pioneer agrees that it will maintain at all times a loan loss reserve in an amount which is equal to or greater than the loan loss reserve shown on its audited financial statements as of the end of its most recent fiscal year and at no time shall the loan loss reserve be less than 2% of
Consolidated Net Receivables.

                                       21

     10. Quarterly Certificate/Compliance Certificate. Pioneer agrees to deliver to all of the Banks within thirty (30) calendar days after the close of each calendar quarter a completed Quarterly Certificate and a completed Compliance
Certificate, such certificates being certified by an authorized officer of
Pioneer.

     11. New Offices. Pioneer will not open any new branch office location nor will it allow any Subsidiary to open a new branch office location during any fiscal year following a fiscal year during which Pioneer and its Subsidiaries had a consolidated net operating loss except, however, this prohibition shall not prevent Pioneer or any of its Subsidiaries from moving an existing branch office location to a new location.

     12. Redemptions/Guarantees/Advances. Pioneer will not make any distribution of assets to its shareholders except payments of dividends declared in the ordinary course of business which do not create the occurrence of a Performance
Event or an Event of Default hereunder nor will it purchase, redeem, retire or otherwise acquire any shares of its stock; Pioneer will not make or guarantee any loan or advance to any person or entity except to its Subsidiaries, and except to stockholders, officers or employees of Pioneer in an amount not exceeding Fifty Thousand Dollars ($50,000.00) in the aggregate except for reasonable compensation for services performed or expenses incurred in the ordinary course of Pioneer's business. Pioneer will not allow any of its
Subsidiaries, now existing or hereafter acquired or created, to make or guarantee any loan or advance to any person or entity whatsoever except to employees for reasonable compensation for services performed or expenses incurred in the ordinary course of each Subsidiary's business.

     13. Compliance With Laws. Pioneer will comply in all material respects with all applicable laws, rules, regulations and orders of any governmental authority which has

                                       22

jurisdiction over it; provided, however, this paragraph 13 of Section VIII shall not prohibit Pioneer from contesting in good faith the application to it or any of its Subsidiaries of any law or regulation of any governmental authority.

     14. Service Charges. Pioneer will not make any payment to Pioneer Financial
Industries, Inc. in any fiscal year for services performed or reasonable expenses incurred in an aggregate amount greater than Six Hundred Fifty Thousand
Dollars ($650,000.00); provided, however, such amount may be increased on each anniversary of this Agreement by a percentage amount equal to the percentage increase in the Consumer Price Index published by the United States Bureau of
Labor for the calendar year then most recently ended.

                           IX. FINANCIAL INFORMATION

     1. Information. Pioneer agrees to provide to all of the Banks all of the following during the term of this Agreement:

          (a) Quarterly financial statements, in the form used by Pioneer as of the date hereof, within thirty (30) calendar days after the last Business
     Day of each calendar quarter. Said financial statements shall contain at a minimum a balance sheet, an income statement and a Quarterly Certificate.

          (b) Audited financial statements, prepared in accordance with generally accepted accounting principles consistently applied, such statements to be prepared by an independent certified public accounting firm acceptable to the Banks, an annual management letter prepared by such independent certified public accounting firm, and a direct cash lending questionnaire in a form consistent with industry standards, all of which is to be delivered to the Banks within ninety (90) calendar days after the last business day of its fiscal year.

          (c) Projected financial statements for each fiscal year not later than thirty (30) calendar days following the first Business Day of each fiscal year.

                                       23

          (d) Such other information as the Banks may reasonably request at any time and from time to time.

     2. Inspection Rights. Pioneer further agrees to reasonably permit from time to time agents or representatives of each of the Banks to examine Pioneer's books and records and to visit all business locations of Pioneer and of its
Subsidiaries and discuss its business and financial affairs with any of its officers or employees; provided, however, that Pioneer shall not be required to make available any information, the disclosure of which would otherwise cause
Pioneer to be in violation of any law unless the Banks, or their agents or representatives, execute a confidentiality agreement in a form which would enable Pioneer to legally disclose any such information to the Banks.

                            X. AGREEMENT AMONG BANKS

     1. Default Following Nonperformance. After Pioneer has been declared to be nonperforming because of the occurrence of a Performance Event, all of the Banks agree that no Bank which is a party hereto may declare Pioneer to be in default other than as the result of the occurrence of an Event of Default listed in paragraphs 13(a), 13(c), 13(e) and 13(g) of Section I hereof for at least one hundred twenty (120) Business Days unless all such Banks waive such prior notice requirements.

     2. Declaration of Intentions.

          (a) Prior to declaring Pioneer to be nonperforming or in default under the terms of this Agreement or otherwise demanding payment of any Senior
     Debt, any Bank which is a party hereto shall give Pioneer and all of the
     Banks which have extended Senior Debt to Pioneer, ten (10) Business Days prior written notice of its intent to declare nonperformance or the occurrence of an Event of Default or make demand for payment.

                                       24

          (b) Any Bank giving notice to Pioneer and the other Banks pursuant to paragraph 2(a) of this Section X shall grant to all of the other Banks which are a party to this Agreement the right to purchase, on a pro rata basis, all Senior Debt of the Bank intending to declare nonperformance or a default or demand payment, such right to purchase Senior Debt to be available during the period of ten (10) Business Days following receipt of such notice. In the event any Bank receiving such notice of intent to declare nonperformance or a default or a demand of payment elects not to purchase its pro rata share of the Senior Debt with respect to which payment is to be demanded, the remaining Bank or Banks holding Senior Debt shall succeed, on a pro rata basis between themselves, to the purchase rights of the Bank not desiring to purchase its pro rata portion of such
     Senior Debt. Any Bank purchasing any Senior Debt pursuant to this subparagraph shall be entitled to receive upon payment therefor in good funds all notes evidencing such purchased Senior Debt endorsed in blank.

          (c) No Bank which is a party to this Agreement will, without the prior written consent of all of the Banks which are a party to this Agreement, seek collateral, other than as provided for herein, for all or any part of the Senior Debt nor will any Bank initiate any legal proceedings against
     Pioneer or any of its Subsidiaries or affiliates without giving ten (10)
     Business Days prior written notice to all other Banks which are a party hereto. Any notice which may be given pursuant to this paragraph may be given concurrently with any other notice which may be given pursuant to this paragraph.

     3. All Credit To Conform. All of the Banks which are parties to this
Agreement agree not to extend any credit to Pioneer and its Subsidiaries unless such credit is extended in conformity with and subject to the terms of this
Agreement and, if prior to termination hereof, is evidenced by a note in the form of Exhibit A, B or C attached hereto.

                                       25

     4. Renewal Obligation. All of the Banks agree that in the event they do not advise all of the other Banks and Pioneer of their intent not to renew indebtedness of Pioneer evidenced by any Single Pay Term Note at least ninety
(90) Business Days prior to the maturity of any such note, the outstanding indebtedness evidenced by any such note will be renewed on substantially the same terms as the existing note except for the interest rate payable thereon which may be adjusted to a current rate unless all other Banks which are a party to this Agreement and Pioneer waive in writing, on a case by case basis, such ninety (90) day prior notice requirement.

                          XI. ADDITION OF OTHER BANKS

     Pioneer shall be entitled to request that other banks or financial institutions become parties to this Agreement but shall not incur Senior Debt with any other bank or financial institution unless such bank or financial institution has become a party hereto. Any bank or financial institution may become a party hereto upon the request of Pioneer so long as all of the following conditions are met:

     1. Such new bank or financial institution must agree to all terms and conditions of this Agreement by execution and delivery to Pioneer of an
Amendment to this Agreement in the form attached hereto as Exhibit I. In the event any new bank or financial institution desires to receive an updated opinion of counsel dated as of the effective date when such new bank or financial institution is made a party hereto, the expense of such updated opinion must be borne by the new bank or financial institution.

     2. Pioneer must execute any amendment which has been executed by a new bank or other financial institution and deliver an original copy of the same to each
Bank which is already then a party to this Agreement. Unless any Bank which is a party hereto objects in a written notice delivered to Pioneer within ten (10)
Business Days of the objecting Bank's receipt of the proposed amendment, the proposed amendment will automatically become effective and the new

                                       26

bank or financial institution will become a party hereto on the eleventh (11th)
Business Day following the latest date of delivery of the proposed amendment to any of the Banks already a party hereto. Within three (3) Business Days following the effective date of any proposed amendment, Pioneer agrees to send written notice of such effectiveness to all Banks which are then parties to this
Agreement.

                               XII. ACCELERATION

     In the event of the occurrence of any one or more Events of Default which are defined in paragraph 13 of Section I of this Agreement, and if any such
Event of Default shall be continuing, any of the Banks may, after compliance with the provisions of paragraph 2 of Section X of this Agreement, declare the entire principal amount of all Senior Debt of Pioneer owing to the declaring
Bank, together with interest accrued thereon, to be immediately due and payable to the declaring Bank. Upon the declaration of any of the Banks of the occurrence of as Event of Default, after the declaring Bank has complied with the terms of paragraph 2 of Section X hereof, the Agent Bank shall have the right, on behalf of all the Banks, to possession of all notes payable to all
Subsidiaries of Pioneer by their respective customers and the right to direct that all proceeds of such notes be paid directly to an account designated by and subject to the exclusive control of the Banks at the Agent Bank and (ii) have access to and use of, all computer hardware and software and related records, instructions and manuals used by Pioneer or any of its Subsidiaries in connection with the documenting, evidencing, listing, reporting and collecting of all notes receivable of all Subsidiaries of Pioneer and an irrevocable Power of Attorney therefor is hereby granted to the Agent Bank. Upon the declaration of the occurrence of an Event of Default by any of the Banks, the declaring Bank may proceed to enforce payment of all indebtedness of Pioneer to it under this
Agreement or otherwise and it may exercise any and all rights and remedies afforded to it by the Uniform Commercial Code of Missouri or otherwise

                                       27

possessed by it. Any Bank declaring Pioneer to be in default hereunder because of the occurrence of an Event of Default shall, after compliance with the notice requirements of paragraph 2(a) of Section X of this Agreement, give written notice of such declaration of default to all other Banks which are parties hereto.

                            XIII. OPINION OF COUNSEL

     Prior to the first extension of any new credit by any Bank to Pioneer after the date hereof, Pioneer agrees to furnish to each of the Banks an opinion of counsel to Pioneer in the form of Exhibit L attached hereto to the effect that
Pioneer is a corporation duly existing and in good standing under the laws of the state of Missouri; that to the best of such counsel's knowledge and belief,
Pioneer is qualified to do business as a foreign corporation and is in good standing in every jurisdiction where the ownership of its properties or the nature of its business requires qualification; that Pioneer has full power to execute and deliver this Agreement, and all notes and other documents to be executed pursuant hereto or in connection herewith; that all such actions have been duly authorized by all necessary corporate action, and are not in conflict with the charter or bylaws of Pioneer, nor to the best of such counsel's knowledge and belief in conflict with any material agreement binding upon
Pioneer; that this Agreement and the Revolving Grid Notes, Amortizing Notes and
Single Pay Term Notes when executed and delivered by Pioneer to the Banks will be the legal and binding obligations of Pioneer, subject to bankruptcy and other similar laws effecting the enforcement of creditor's rights generally and the unavailability of specific performance or other equitable remedies; that as of the date of this Agreement, such counsel knows of no litigation or other proceeding pending or threatened against Pioneer of the kind referred to in paragraph 4 of Section II hereof.

                                       28

                                  XIV. GENERAL

     1. Notices. All notices hereunder shall, unless otherwise specified herein, or unless any party hereto shall subsequently give written notice to the others specifying some other address, be deemed to be given when actually received, or if mailed, three (3) Business Days after being deposited postage prepaid in the
United States mail, certified mail return receipt requested, addressed to the other parties hereto at their respective present mailing addresses which are:
Bank of Boston 100 Federal Street - Box 2016 Dept. 01-13-01 Boston,
Massachusetts 02106-2016 Attention: Gunther E. Fritze, Director Financial
Institution

                  Boatmen's First National Bank of Kansas City
                  14 W. 10th Street
                  P.O. Box 419038 Kansas City, Missouri 64183
                  Attention:  Thomas J. Butkus, Vice President

                  First National Bank of Kansas
                  4650 College Boulevard
                  Overland Park, Kansas 66211
                  Attention:  Craig A. Shy

                  LaSalle National Bank
                  120 South LaSalle Street
                  Chicago, Illinois 60603
                  Attention:  Terry Keating

                  Liberty Bank and Trust Company of Oklahoma City, National Association
                  100 North Broadway
                  P.O. Box 25848
                  Oklahoma City, Oklahoma 73125
                  Attention:  Laura Christofferson

                  Mercantile Bank of Kansas City
                  1101 Walnut
                  P.O. Box 419147
                  Kansas City, Missouri 64141
                  Attention:  Mike Corless

                                       29

                  NBD Bank
                  611 Woodward Avenue
                  Detroit, Michigan 48226
                  Attention:  Daniel J. Clarke, Vice President

                  Pioneer Financial Services, Inc.
                  4233 Roanoke Road
                  Kansas City, Missouri 64111
                  Attention:  Thomas H. Holcom, Jr.

                  Southwest Bank of St. Louis
                  2301 South Kingshighway
                  St. Louis, Missouri 63110
                  Attention:  Andrew S. Hereford

                  UMB Bank, N.A.
                  1010 Grand Avenue
                  Kansas City, Missouri 64106
                  Attention:  Douglas F. Page

     2. No Waivers. No failure or delay by the Agent Bank or any of the other
Banks in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial modification or waiver of any provision of this Agreement or of any note to be executed pursuant hereto or in connection herewith or a single or partial exercise of any such right, power or privilege preclude any other or further exercise of such or of any other right, power or privilege.

     3. Offsets. Pioneer specifically agrees that upon the declaration of an occurrence of an Event of Default, and if such Event of Default is continuing, the Banks shall be entitled to exercise any right of setoff or banker's lien at any time, irrespective of the stated maturity of any note executed pursuant hereto or in connection herewith evidencing any indebtedness of Pioneer to the
Banks; provided, however, that all Banks exercising any right of setoff shall transfer all funds set off to the Agent Bank to be distributed ratably for the benefit of all of the Banks.

                                       30

     4. Governing Law. This Agreement and all notes executed pursuant hereto or in connection herewith shall be deemed to be contracts made under and shall be construed in accordance with the laws of the state of Missouri:

     5. WAIVER OF JURY TRIAL. IN THE EVENT OF ANY DISPUTE BETWEEN PIONEER AND
ANY OF THE BANKS RELATED IN ANY WAY TO THIS AGREEMENT WHICH BECOMES THE SUBJECT
OF ANY JUDICIAL PROCEEDING IN ANY COURT OF LAW, PIONEER HEREBY WAIVES ANY RIGHT
WHICH IT MIGHT OTHERWISE HAVE TO A TRIAL BY JURY.

     6. Severability. In the event any one or more of the provisions of this
Agreement or any note executed pursuant hereto or in connection herewith shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     7. Expenses. Pioneer agrees to pay all reasonable out-of-pocket expenses, including reasonable attorneys fees, incurred by the Banks in connection with the enforcement of the rights of the Banks under this Agreement or any of the notes executed pursuant hereto or in connection herewith and in connection with any Amendment, extension or renewal of any thereof, or waivers thereunder.

     8. Counterparts. This Agreement, and any Amendment hereto, may be executed in two or more counterparts, each of which shall constitute an original, but when taken together, shall constitute but one agreement.

     9. Titles and Headings. All titles and headings which are used in this
Agreement are used solely for the convenience of the parties hereto and are not part of the agreement of the parties.

                                       31

     10. Conflicting Documents. In the event of any conflict between the terms of this Agreement and the terms of any note or other document executed pursuant hereto or in connection herewith, the terms of this Agreement shall control.

     11. Assignment. This Agreement and all provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Pioneer may not assign any rights or obligations hereunder without the prior written consent of the Banks;
and provided further that Pioneer acknowledges and agrees that the Banks may, in their sole discretion and without notice to Pioneer, grant one or more participation interests in any of the obligations of Pioneer hereunder to any other lender.

     12. All provisions of all documents executed and delivered by Pioneer to or for the benefit of the Banks pursuant to the Senior Lending Agreement between
Pioneer and the Banks dated as of June 9, 1993, except to the extent expressly modified by this Agreement, shall remain in full force and effect and enforceable in accordance with their respective terms and any reference in any such documents to such Senior Lending Agreement shall be deemed to refer to this
Agreement and Pioneer shall be deemed to have executed and delivered all such documents to or for the benefit of the Banks as if it had executed or reconfirmed the validity and enforceability thereof in writing and delivered all such documents as originals dated as of' the date hereof pursuant to the terms of this Agreement.

     13. Statutory Statement, Disclosure Required by Mo. Rev. Stat. Section
432.045. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO
FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW
SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU, PIONEER, AND US, THE BANKS, FROM
MISUNDERSTANDING OR

                                       32

DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN
THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT
BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT. IN WITNESS
WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above. PIONEER FINANCIAL SERVICES, INC.

    /S/  WILLIAM D. SULLIVAN
By_____________________________
    Name:     William D. Sullivan
    Title:    President

BANK OF BOSTON                                               BOATMEN'S FIRST NATIONAL BANK OF KANSAS CITY

    /S/ ILLEGIBLE                                               /S/ THOMAS J. BUTKUS
By_____________________________                              By______________________________
    Name:                                                        Name:     Thomas J. Butkus
    Title:    Vice President                                     Title:    Vice President

FIRST NATIONAL BANK OF KANSAS                                LASALLE NATIONAL BANK

    /S/ CRAIG A. SHY                                            /S/  TERRY M. KEATING
By_____________________________                              By_______________________________
    Name:     Craig A. Shy                                       Name:   Terry M. Keating
    Title:    Second Vice President                              Title:    First Vice President

LIBERTY BANK AND TRUST COMPANY OF OKLAHOMA CITY, NATIONAL    MERCANTILE BANK OF KANSAS CITY
ASSOCIATION

    /S/ LAURA CHRISTOFFERSON                                    /S/ LANCE B. BLUE
By______________________________                             By_______________________________
    Name:     Laura Christofferson                               Name:     Lance B. Blue
    Title:    Vice President                                     Title:    E.V.P.

                                       33

NBD BANK                                                     SOUTHWEST BANK OF ST. LOUIS

    /S/ DANIEL J. CLARKE, JR.                                  /S/ ANDREW S. HEREFORD
By _______________________________                           By _____________________________
    Name:     Daniel J. Clarke, Jr.                              Name:     Andrew S. Hereford
    Title:    Vice President                                     Title:    Vice President

UMB BANK, N.A.

     /S/ DOUGLAS F. PAGE
By _______________________________
    Name:     Douglas F. Page
    Title:    Executive Vice President

                                       34

                                                                       EXHIBIT A
--------------------------------------------------------------------------------

                                     SECURED
                               REVOLVING GRID NOTE
                        PIONEER FINANCIAL SERVICES, INC.

$__________________ and Interest                          ____________, 19____

     On Demand, for value received, Pioneer Financial Services, Inc., a Missouri
Corporation, promises to pay to _____________________________________
(hereinafter called "Bank") or to its order at its main office, in 12 equal monthly principal payments, the principal sum of the lesser of: (i)
_________________ dollars; or (ii) the unpaid principal amount of all advances made by Bank; together with interest on all principal amounts outstanding hereunder from time to time, from date(s) of disbursement(s) until paid, at the rate of the Bank's _____________ per annum (365 day year), adjusted daily, with all accrued interest payable monthly in arrears on the 10th day of each month.
The first installment of principal shall commence on the 10th day of the month following 30 days after demand was made on Maker.

     "Collateral" as used herein shall mean all notes payable to Maker by any and all of its Subsidiaries which are listed on Exhibit D attached to the Senior
Lending Agreement described below and all other Subsidiaries as otherwise defined in said Agreement, and all payments due such Subsidiaries from their customers which have been assigned to Maker by such Subsidiaries pursuant to an
Assignment of Note Payments described below.

     The undersigned Maker hereby grants to Bank a security interest in the
Collateral for the payment of all amounts due under this note and for the payment of all other present and future obligations to the Bank incurred pursuant to the Senior Lending Agreement described below.

     If any of said installments, or any part thereof, is not paid when due and remains unpaid after proper notice thereof is given by Bank to Maker, then the entire indebtedness then remaining unpaid shall, at the option of the holder hereof, and without notice of demand, become immediately due and payable, subject to the terms of the Senior Lending Agreement described below. Any amount not paid shall thereafter bear interest until paid at the rate hereinbefore specified, plus two percent per annum. Unless Bank, in its sole discretion, may from time to time otherwise direct, all payments shall be applied first to payment of accrued interest, and then to reduction of the principal sum due hereunder. Any part of the outstanding principal balance hereof may be paid prior to Demand without penalty, and if less than the principal sum stated above is outstanding, the undersigned, may from time to time under Demand receive, but the Bank has no commitment to make, further disbursements hereunder; provided, however, the aggregate amount of all principal amounts outstanding hereunder shall at no time exceed the face amount of this note; and provided further, that each and every disbursement made under this Revolving Grid Note shall be at the
Bank's sole discretion. All advances made by Bank to the undersigned and all principal and interest payments thereon shall be recorded on the Schedule of
Disbursements and Payments of Principal; provided, however, that the failure to make such notation shall not affect the obligation of the undersigned Maker to repay the outstanding principal amount of, together with interest on, any advances made by the Bank to the undersigned Maker pursuant to the Senior
Lending Agreement described below; and Bank is hereby unilaterally authorized to make such notations thereon. The amounts recorded shall be presumptive evidence of the outstanding principal balance of this Revolving Promissory Note.

     This Note is the "Note" referred to in the "Credit Facility Letter" dated
_____________, 19___, and is one of the Revolving Grid Notes referred to in the
Amended and Restated Senior Lending Agreement

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

dated March 1, 1996, among Maker, the Bank, and certain other financial institutions.

                                      PIONEER FINANCIAL SERVICES, INC.
                                      a Missouri Corporation (Maker)
                                      By:

                                      4233 Roanoke Road
                                      Kansas City, MO  64111-4076
Note No.                              Tax Identification No. 44-0607504

--------------------------------------------------------------------------------

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                                                                      EXHIBIT B

--------------------------------------------------------------------------------

                                     SECURED
                                 AMORTIZING NOTE
                        PIONEER FINANCIAL SERVICES, INC.
                                   SENIOR NOTE

$__________________ and interest                            ____________, 19____

     FOR VALUE RECEIVED, PIONEER FINANCIAL SERVICES, INC. promises to pay
_________________________________________ (Bank) at its main office, or to its order, the principal sum of _______________________________ Dollars, together with interest on the unpaid principal balance from the date of this note until paid, at the rate of _____ percent per annum. This note shall be payable as follows: (i) For the period commencing with the date of this note and extending to _________________________, accrued interest only (360 day year) is payable monthly at the above rate, on the 10th day of each month, and (ii) for the period commencing principal and interest (360 day year) shall be payable in
(___) consecutive monthly installments of Dollars ($____________ ) each, the first to become due on and on the 10th day of each month thereafter until the
Indebtedness evidenced by this note is fully paid; provided, however, the final maturity date of this note shall be ______________________. Any amount not paid when due shall thereafter bear interest until paid at the rate herein before specified, plus two percent annum. Unless Bank, in its sole discretion, may from time to time otherwise direct, all payments shall be applied first to payment of accrued interest, and then to reduction of the principal sum due hereunder.

     "Collateral" as used herein shall mean all notes payable to Maker by any and all of its Subsidiaries which are listed on Exhibit D attached to the Senior
Lending Agreement described below and all other Subsidiaries as otherwise defined in said Agreement, and all payments due such Subsidiaries from their customers which have been assigned to Maker by such Subsidiaries pursuant to an
Assignment of Note Payments described below.

     The undersigned Maker hereby grants to Bank a security interest in the
Collateral for the payment of all amounts due under this note and for the payment of all other present and future obligations to the Bank incurred pursuant to the Senior Lending Agreement described below.

     The Maker will not prepay more than two scheduled payments of the principal amount of this note, unless the Net Receivables owned by the Maker at the end of any month are less than 70 percent of the greatest amount of net consolidated
Net Receivables outstanding at any quarter end during the term of this note, except as otherwise provided under the provisions of paragraph 1 of Section III of the Amended and Restated Senior Lending Agreement dated March 1, 1996.

     This Note is the "Note" referred to in the "Credit Facility Letter" dated
_________, ____, and is one of the Amortizing Notes referred to in the
Amended and Restated Senior Lending Agreement dated March 1, 1996, among Maker, the Bank, and certain other financial institutions.

                                   PIONEER FINANCIAL SERVICES, INC.
                                   a Missouri Corporation (Maker)

                                   By__________________________________________

                                   4233 Roanoke Road
                                   Kansas City, MO  64111-4076
Note No.____________               Tax Identification No. 44-0607504
--------------------------------------------------------------------------------

                                                                       EXHIBIT C
-------------------------------------------------------------------------------

                                     SECURED
                              SINGLE PAY TERM NOTE

$__________________                                Dated as of _________________

     FOR VALUE RECEIVED, PIONEER FINANCIAL SERVICES, INC., a Missouri
corporation, promises to pay to_____________________________ (herein the
"Bank"), or order, on the Single Pay Note Expiry Date shown in the Credit
Facility Letter described below, the principal amount of ($__________ ) or such lesser aggregate amount of advances as have been made by Bank pursuant to the
Credit Facility Letter described below and which remain outstanding, which amount shall be due and payable in lawful money of the United States of America in immediately available funds. Maker further promises to pay interest and principal when due, to the Bank at the Bank's office located at
________________________________ or such other office of the Bank as the Bank may direct in writing.

     The undersigned further promises to pay interest on the unpaid principal balance from the date hereof until paid in full at the rates and at the times as follows:

     An advance will bear interest ______________, as determined by the Bank (on the basis of a 365 day year), in its sole discretion for fixed periods selected by the Maker (but not to exceed the Expiry Date). Interest is payable monthly in arrears on the tenth day of each month, or on the date of any payment or part payment of any advance. Any amount which is not paid when due hereunder shall bear interest until paid in full at the Bank's prime rate of interest plus two percent per annum.

     "Collateral" as used herein shall mean all notes payable to Maker by any and all of its Subsidiaries which are listed on Exhibit D attached to the Senior
Lending Agreement described below and all other Subsidiaries as otherwise defined in said Agreement, and all payments due such Subsidiaries from their customers which have been assigned to Maker by such Subsidiaries pursuant to an
Assignment of Note Payments described below.

     The undersigned Maker hereby grants to Bank a security interest in the
Collateral for the payment of all amounts due under this note and for the payment of all other present and future obligations to the Bank incurred pursuant to the Senior Lending Agreement described below.

     All advances made by the Bank to the undersigned pursuant to the Credit
Facility Letter and all payments and prepayments made on account of the principal balance hereof may be recorded by the Bank on the schedule annexed hereto; provided, however, that the failure to make a notation shall not affect the obligation of the undersigned hereunder with respect to payments or principal or interest on this Note and provided, further, that Bank shall provide a written notice and photocopy of such notations simultaneously to
Maker.

     The Maker may only prepay an advance at the end of the applicable fixed period except as otherwise provided herein and except as otherwise provided under the provisions of paragraph 1 of Section III of the Amended and Restated
Senior Lending Agreement dated March 1, 1996. In the event that the Maker does repay an advance on a day other than the last day of a fixed period, the Maker shall promptly reimburse the Bank for all reasonably demonstrated losses and expenses incurred in liquidating or employing deposits obtained from third parties to make or maintain the advance or any part thereof. Amounts which are repaid may be re-borrowed, subject to the terms and conditions of the Credit
Facility Letter.

     This Note is the "Note" referred to in the "Credit Facility Letter" dated
_________, 20_____, and is one of the Single Pay Term Notes referred to in the
Amended and Restated Senior Lending Agreement dated March 1, 1996, among Maker, the Bank, and certain other financial institutions.

                                      PIONEER FINANCIAL SERVICES, INC.
                                      a Missouri Corporation (Maker)
Expiry Date:_____________________
                                      By________________________________________

                                      4233 Roanoke Road
                                      Kansas City, MO  64111-4076
Note No._________________________     Tax Identification No. 44-0607504

--------------------------------------------------------------------------------

                                                                EXHIBIT D

                  PIONEER FINANCIAL SERVICES SUBSIDIARY LISTING
                            (Operating Subsidiaries)

                   Pioneer Military Lending of Colorado, Inc.

                    Pioneer Military Lending of Kansas, Inc.

                   Pioneer Military Lending of Louisiana, Inc.

             Pioneer Military Lending, Inc., a Nebraska Corporation

                   Pioneer Military Lending of Missouri, Inc.

                   Pioneer Military Lending of Oklahoma, Inc.

                    Pioneer Military Lending of Georgia, Inc.

                   Pioneer Military Lending of Tennessee, Inc.

                 Military Acceptance Corporation of Nevada, Inc.

                    Pioneer Military Lending of Nevada, Inc.

                       Pioneer Lending of Washington, Inc.

                                                                       EXHIBIT E

                         SUBSIDIARY REVOLVING GRID NOTE

$____________________ and Interest                            __________, 19___

     PAYMENTS, DISBURSEMENTS AND INTEREST
     FOR VALUE RECEIVED, the undersigned "Maker" promises to pay to the order of
Pioneer Financial Services, Inc., a Missouri corporation, (hereinafter called
"Lender"), at its main office, on demand, but if no demand is made then on
_______________________, 19___ the principal sum of or such other lesser amount as shall be noted on the Schedule of Disbursements and Payments of Principal
included herein or attached hereto pursuant to the authority set forth herein, together with interest on the unpaid principal balance hereof from time to time outstanding from date(s) of disbursement(s) until paid, at the rate of nine percent per annum with all interest calculated and payable monthly in arrears, based on the month-end balance. Unless Lender, in its sole discretion, may from time to time otherwise direct, all payments shall be applied first to payment of accrued interest, and then to reduction of the principal sum due hereunder. This note shall bear interest after maturity, whether by reason of acceleration or otherwise, at a rate of interest equal to two percent (2%) in excess of the rate stated above until paid in full, and such interest shall be compounded annually if not paid annually. Any part of the outstanding principal balance hereof may be paid prior to maturity and if less than the full amount due hereunder is paid, the undersigned may from time to time until maturity receive, but the
Lender has no commitment to make, further disbursements hereunder, provided, however, the aggregate amount of all principal amounts outstanding hereunder shall at no time exceed the face amount of this note; and provided further, that each and every disbursement made under this Subsidiary Revolving Grid Note shall be at the Lender's sole discretion. In the event the undersigned pays any part of the principal balance hereof prior to maturity or, in accordance with the terms hereof, receives any additional disbursements of principal hereunder, the principal amount due hereunder shall presumptively be the last amount stated to be the Unpaid Principal Balance of Note on the Schedule of Disbursements and
Payments of Principal, and the undersigned hereby authorize(s) the Lender to make notations on the Schedule of Disbursements and Payments of Principal (or
Lender's computer-generated grid) from time to time to evidence payments and disbursements hereunder.

COLLATERAL
     The term "Collateral" as used herein includes (but without limitation) all of the property listed below now owned and hereafter acquired, all proceeds and products thereof, and all accessions thereto.

     Description of Collateral: All cash, deposit accounts, notes receivable, accounts receivable, Assignment of Note Payments, reserve for loss and dealer reserve for loss.

GRANT OF SECURITY INTEREST
     The Maker hereby grants to Lender a security interest in the Collateral and pledges and assigns the Collateral to Lender for the payment of all amounts due under this note, and all renewals and extensions thereof, and for the payment of all other present and future obligations to the holder, direct or contingent, secured or unsecured, whether or not due, of Maker (all of which amounts and obligations are hereinafter referred to as "Secured Obligations"), and Lender may accordingly retain the Collateral or any part thereof as security after the payment of all amounts due under this note. The Maker agrees to give to Lender upon Lender's request, from time to time, such other and further security as
Lender, in its sole discretion, may deem necessary or appropriate, such additional security to become "Collateral" under the provisions hereof.

RIGHTS RESPECTING COLLATERAL
     After maturity, the holder may (1) transfer all or any part of the
Collateral into the name of the holder hereof or its nominee, with or without disclosing that such Collateral is subject to the lien and security interest hereunder; (2) notify the parties obligated on any of the Collateral to make payment to the holder hereof of any amounts due or to become due thereunder; (3)
enforce collection of any of the Collateral by suit or otherwise and surrender, release or exchange all or any part thereof, or compromise, extend or renew for any period (whether or not longer than the original period) any indebtedness secured thereby; (4) take control of any proceeds of the Collateral; (5) endorse any Collateral in the name of Maker whenever, in the opinion of the holder, such endorsement may facilitate the handling of, or realization upon, the Collateral, and an irrevocable power of attorney therefor is hereby granted to the holder hereof; however, any such action must comply fully with the Assignment of Note
Payments and Senior Lending Agreement executed by Lender if holder is other than
Lender.

     The Maker hereby agrees to take any and all steps necessary to preserve any rights in the collateral against prior parties and the holder hereof shall not be bound to take any such steps, Notwithstanding any other provision heroin, the
Maker shall not give, transfer, sell, encumber or otherwise dispose of any of the Collateral, or any interest therein, without Lenders advance written consent.

ACCELERATION AND EVENTS OF DEFAULT
     Without limitation on the demand maturity of this note, the holder may, without demand or notice of any kind, declare this note and any other of the
Secured Obligations immediately due and payable in full at any time that the holder deems itself insecure for any reason whatsoever in respect of any Secured
Obligation. Upon the occurrence of any of the following events of default: (1)
failure of Maker to pay or perform any other obligation of the Maker, (2)
dissolution of, or termination of existence of the Maker, (3) the failure of the
Maker to pay debts as they mature; (4) appointment of a receiver of or for any part of the property of the Maker, an assignment for the benefit of creditors by the Maker, or the commencement of any proceedings under bankruptcy or insolvency laws by or against the Maker then this note and all other obligations of each of the Maker to the holder hereof shall immediately become due and payable in full without notice or demand; provided, however, that all such actions must be in accordance with Senior Lending Agreement dated June 9, 1993* among Lender and certain Banks therein listed if holder is other than Lender.

MISSOURI LAW
     The interpretation of this instrument and the rights and remedies of the parties hereto shall be governed by the laws of the State of Missouri.

COLLECTION EXPENSES
     To the extent permitted by applicable law, the undersigned agrees to pay all expenses of the holder in collecting this note and enforcing rights respecting and realizing upon any of the Collateral, including reasonable attorneys' fees.

NO WAIVERS
     Any failure by the holder hereof to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any other time and from time to time thereafter.

HEADINGS
     All headings or titles appearing in this note are used as a matter of convenience only and shall not affect the interpretation of the provisions hereof.

ASSIGNMENT
     Lender may assign this note together with all collateral and all rights hereunder without notice to or consent of the undersigned.

                                        ________________________________________

                                        ________________________________________

                                        ________________________________________

* or March 1, 1996 as the case may be
                                        By:_____________________________________
                                        Title:__________________________________

                                                                       EXHIBIT F

                             CREDIT FACILITY LETTER

The undersigned bank, as of the date hereof, expects to offer a maximum aggregate credit facility of $______________________ ("Credit Facility") during the next twelve months to Pioneer Financial Services, Inc. a Missouri corporation, which shall be subject to all terms and conditions of that certain
Amended and Restate Senior Lending Agreement dated March 1, 1996 (the
"Agreement"). The terms hereof are hereby incorporated by reference into the
Agreement, reference to which is made for a full statement of all terms thereof.
The specific terms of the Credit Facility are as follows:

Lender:
       _____________________________________
       _____________________________________
       _____________________________________

       _________________________(the "Bank")

Borrower: Pioneer Financial Services, Inc. 4700 Belleview, Suite 300 Kansas
          City, MO 64112 (the "Borrower")

Drawings: This Credit Facility is available through March 31, 2003, unless terminated earlier pursuant to the terms of the Agreement. All proceeds will be transmitted to a specified bank and account number for the Borrower and initially that will be UMB Bank, n.a. in Account No. 9801049275.

Facility: Revolving Grid Note:                 $________________________

          Revolving Grid Note Pricing:          ________________________

          Revolving Grid Note Maturity:         ________________________

          Amortizing Note(s) Funded:           $________________________

          Amortizing Note(s) Unfunded:         $________________________

          Amortizing Note(s) Pricing:          _________________________

          Single Pay Term Note Amount:         _________________________

          Single Pay Term Note Expiry Date:    _________________________

We appreciate this opportunity to provide this statement of present expectations in support of your financial requirements. Your acceptance of any credit, which may be extended by the undersigned constitutes a certification that all warranties and representations in Section 11 of the Agreement are true as of the date of the extension of any such credit and that Pioneer, as of such date, is not in default under the terms of such Agreement. By delivery of this Credit
Facility Letter to you, the undersigned does not commit or otherwise obligate itself to extend to you any credit described in the Credit Facility.

                                   __________________________________________
                                   Bank Name
Dated:_____________________
                                   By:_______________________________________

                                   Title:____________________________________

                                                                       EXHIBIT G

                        PIONEER FINANCIAL SERVICES, INC.
                             A Missouri Corporation
                  4233 Roanoke Road, Kansas City, MO 64111-4076
     Compliance Certificate for Senior Lending Agreement Dated June 9, 1993
                      Calculation Date: September 30, 1995

                        REQUIREMENTS AND LIMITATIONS
                                                                                                   ACTUAL          PERMITTED
                                                                                                   ------          ---------
  (1)    Senior Indebtedness/Tangible Net Worth.........................................   $    1.28 to 1    $     4.75 to 1
  (2)    Senior Indebtedness/Net Receivable Ratio.......................................           57.81%                80%
  (3)    Total Indebtedness/Total Required Capital......................................        4.84 to 1             8 to 1
  (4)    Loans or advances to stockholders, officers or employees.......................   $         NONE    $        50,000
  (5)    Indebtedness of Any Branch Over $50,000........................................   $         NONE
  (6)    Delinquency Adjusted Leverage Ratio............................................        4.97 to 1           8.5 to 1

                       CAPITAL RESERVE CALCULATIONS
                                                                                                                   REQUIRED
  (1)    Consolidated capital stock, preferred stock and earned surplus of the                                     --------
         company........................................................................   $     7,422,044
  (2)    Unpaid balance on "270-day" delinquent accounts................................   $             0
  (3)    Total Required Capital.........................................................   $     7,422,044    $   5,484,286
  (4)    Junior Subordinated Indebtedness...............................................   $    11,648,373
  (5)    Senior Subordinated Indebtedness...............................................   $          NONE
  (6)    Loan loss reserve..............................................................   $     1,363,868    $   1,358,868
  (7)    Dealer loss reserves...........................................................   $       265,050
                    SUBTOTAL............................................................   $    20,699,335
         Less:  "90-day" recency delinquent accounts....................................   $     1,822,394
  TANGIBLE NET WORTH..................................................................     $    18,876,941
  (8)    Loan Loss Reserve/Net Receivables Ratio........................................             3.25%            2.00%

                             INDEBTEDNESS CALCULATION

  (1)    Short Term Notes due Bank......................................................   $     4,185,000
  (2)    Short Term Notes due Affiliates................................................   $       289,756
  (3)    Short Term Notes due Others....................................................   $          NONE
  (4)    Senior Term Notes..............................................................   $   19, 778,674
  TOTAL SENIOR INDEBTEDNESS...........................................................     $    24,253,430
  TOTAL INDEBTEDNESS..................................................................     $    35,901,803
I, the undersigned Chief Financial Officer of the company, hereby state that the above information is true and correct. I am not aware of any Event of Default on the above-referenced note that exists on the date this Certificate of Compliance is signed.

___________________________________             ________________________________
Chief Financial Officer

                                                                       EXHIBIT H
                              QUARTERLY CERTIFICATE
               FOR THE CALENDAR YEAR ENDED:______________________

1.      EXECUTED REVOLVING GRID NOTES -

                                      Maximum Amount     Principal Amount
         Bank                           Authorized          Outstanding                Note Nos.
         -------------------------------------------------------------------------------------------------------

2.      EXECUTED AMORTIZING NOTES -

                                                           Original Principal      Outstanding     Note Maturity
         Bank                          Note No/Date              Amount          Principal Amount       Date
         -------------------------------------------------------------------------------------------------------

3.      AMORTIZING NOTES - UNFUNDED EXPECTED AVAILABILITY

         Bank                                                       Unfunded Amounts                 Schedule
         --------------------------------------------------------------------------------------------------------

4.       EXECUTED SINGLE PAY TERM NOTES - UNFUNDED EXPECTED AVAILABILITY

                                                                Principal  Maturity        Amount of Unfunded
         Bank                              Note No/Date           Amount    Date         Expected Availability
         -------------------------------------------------------------------------------------------------------------

This certificate is executed this _____ day of ______________________, pursuant to paragraph VIII(10) of that certain Amended and Restated Senior Lending Agreement dated March 1, 1996.

                               PIONEER FINANCIAL SERVICES, INC.
                               a Missouri corporation

                               BY:
                                  ----------------------------------------------

                                                                EXHIBIT I

                              FORM OF AMENDMENT TO
                           SENIOR LENDING AGREEMENT TO
                    ADD BANKS OR OTHER FINANCIAL INSTITUTIONS

Amendment No.       to Senior Lending Agreement

     This Amendment to that certain Amended and Restated Senior Lending
Agreement originally dated March 1, 1996, a copy of which is attached hereto
(hereinafter referred to as the "Senior Lending Agreement") is made
_____________________ by and between all banks or other financial institutions which are as of the date hereof parties to the Senior Lending Agreement; Pioneer
Financial Services, Inc. (hereinafter referred to as "Pioneer")
________________________ and _____________________ an _______________
corporation with offices located at ___________________________ (hereinafter referred to as "New Bank").

         WHEREAS, Pioneer has requested New Bank to extend credit to it and New
Bank is willing to extend such credit; and

         WHEREAS, Pioneer is prohibited from receiving credit from New Bank unless New Bank becomes a party to the Senior Lending Agreement; and

         WHEREAS, New Bank desires to become a party to the Senior Lending
Agreement.

         NOW, THEREFORE, in consideration of the mutual agreement of the parties hereto and for other good and valuable consideration, receipt of which is hereby acknowledged, it is agreed by and between Pioneer, New Bank and all of the banks and financial institutions which are presently parties to the Senior Lending
Agreement as follows:

         1.       The Senior Lending Agreement is hereby amended pursuant to
                  Section XI thereof to add New Bank as a party thereto on the eleventh (11th) business day following delivery by Pioneer of a copy hereof executed by both Pioneer and New Bank to each of the banks and financial institutions which are presently
                  parties to the Senior Lending Agreement if none of said banks or financial institutions objects to New Bank becoming a party to the Senior Lending Agreement,

         2.       Upon the effective date hereof which shall be determined by paragraph 2 of Section XI of the Senior Lending Agreement, New
                  Bank agrees to be bound by all terms and conditions of the
                  Senior Lending Agreement and further agrees that all credit which is extended by New Bank to Pioneer shall be subject to all terms and agreements of the Senior Lending Agreement.

         3.       Section I of the Senior Lending Agreement is hereby amended to add a new paragraph numbered ____ which shall state the following:
                  "___________________________" shall mean _____________________                                                                                                                                                                                      ____________________________________________________________.
                  ____________________________________________.

         4.       Paragraph ____ of Section I of the Senior Lending Agreement is
                  hereby amended to add New Bank within the definition of
                  "Banks".

         5.       Paragraph 1 of Section XIV of the Senior Lending Agreement is
                  hereby amended to add the following:

         6.       All terms of the Senior Lending Agreement, unless expressly amended hereby, shall remain in full force and effect as if this Amendment had not been adopted.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Senior Lending Agreement as of the day and year first written above.

                                     PIONEER FINANCIAL SERVICES, INC.
                                     a Missouri Corporation

                                     By
                                       -----------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------

                                     -------------------------------------------

                                     By
                                       -----------------------------------------
                                     Name:
                                           -------------------------------------
                                     Title:
                                            ------------------------------------

                                                                       EXHIBIT J
                           ASSIGNMENT OF NOTE PAYMENTS

     This Assignment of Note Payments, made as of this 9th day of June, 1993
("Assignor") to Pioneer Financial Services, Inc. ("Assignee").

     In consideration of the outstanding indebtedness of Assignor to Assignee and future loans which may be made by Assignee to Assignor, this Assignment is made to Assignee, and its successors and assigns, as security for the payment of all loans from Assignee to Assignor whether now or hereafter existing and for the performance and observance of all other obligations of the Assignor to the
Assignee now existing or hereafter created. Assignor does hereby sell, assign, transfer and set over to Assignee, its successors and assigns, and grant a security interest to Assignee, its successors and assigns in all payments which are or may be due to Assignor froth Assignor's customers, whether or not any of such obligations are evidenced by a promissory note, together with all of
Assignor's rights to collect such payments at any time and from time to time hereafter. The acceptance of this Assignment and the collection of the payments and obligations of Assignor's customers shall not constitute a waiver of any rights of the Assignee to the provisions of any note given by Assignor to
Assignee" or any other document given by Assignor to Assignee which evidences any obligation of Assignor to Assignee. Before or after maturity, whether by acceleration or otherwise, of any note or other obligations of the Assignor to the Assignee, the Assignee, its successors or its assigns, may notify the customers of the Assignor which are obligated to make payments to the Assignor to make all such payments directly to the Assignee or to its successors or assigns, as the case may be. The Assignee, its successors and assigns, may enforce collection of any such payments by suit or otherwise and surrender, release or exchange all or any part of, or compromise, extend or renew for any period (whether or not longer than the original period) any indebtedness of such customers and an irrevocable power of attorney therefor is hereby granted to each of the Assignee and its successors and assigns.

     Assignee, its successors and assigns, shall not in any way be responsible for the failure of the Assignor to perform any of the Assignor's obligations to its customers and Assignor hereby agrees to hold Assignee and its successors and assigns harmless from any such obligations, none of which are accepted by
Assignee, its successors and assigns.

     Assignor will, upon the request of Assignee or its successors or assigns, execute any and all other instruments and documents necessary to further carry these presents into effect or to accomplish any other purpose necessary or appropriate in connection with this Assignment.

     The payment obligations of Assignor's customers to it and any and all notes or other documents evidencing the same shall not at anytime be sold, assigned, transferred or set over by Assignor nor shall Assignor at any time allow the same to become subject to any lien or encumbrance except a lien or encumbrance in favor of Assignee or its successors or assigns.

     Upon request, Assignor agrees to deliver into the possession of Assignee all notes and other documents evidencing all obligations of its customers to
Assignor. The enforcement and implementation, both presently and prospectively, of this Assignment by Assignee, its successors and assigns, shall not, and
Assignor hereby further covenants and agrees that the exercise of the rights of
Assignee, its successors and assigns, under this Assignment shall in no manner, be dependent upon, affect, impair or restrict the rights of the Assignee, its successors and assigns, under any other document evidencing any obligations of
Assignor to Assignee. This Assignment, together with all of the covenants and warranties herein contained, shall inure to the

benefit of the Assignee, its successors and assigns, and Assignee may unconditionally assign all of its rights under this Assignment to any person or entity at any time without any prior notice to Assignor. Upon any assignment of the rights of Assignee hereunder to any person or entity, any such person or entity receiving the assignment of all of Assignee's rights hereunder shall be entitled to unconditionally exercise all rights of Assignee hereunder and receive all benefits which Assignee was previously entitled to receive hereunder.

     This Assignment may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, when taken together, shall constitute but one and the same agreement.

     This Assignment shall be deemed to be made under and shall be interpreted under the laws of the state of Missouri.

     IN WITNESS WHEREOF, Assignor has caused this Assignment to be duly executed as of the day and year first written above.

ASSIGNOR

                                         By_____________________________________
                                              Name:_____________________________
                                              Title:____________________________

     The undersigned, Pioneer Financial Services, Inc. accepts the foregoing
Assignment on the terms and conditions stated therein as of this 9th day of
June, 1993.

ASSIGNEE                                PIONEER FINANCIAL SERVICES, INC.
                                        a Missouri corporation

                                         By_____________________________________
                                              Name:_____________________________
                                              Title:____________________________

     Pioneer Financial Services, Inc. hereby assigns all of its rights hereunder as of this 9th day of June, 1993 to United Missouri Bank, N.A., as Agent of all
fiduciary institutions that certain Senior Lending Agreement dated June 9, 1993 to which it and all of such financial institutions are parties.

                                        PIONEER FINANCIAL SERVICES, INC.
                                        a Missouri corporation

                                         By_____________________________________
                                              Name:_____________________________
                                              Title:____________________________

                                                                       EXHIBIT K

                                OTHER SENIOR DEBT

NON-CONFORMING TO AMENDED AND RESTATED SENIOR LENDING AGREEMENT DATED AS OF
MARCH 1, 1996.

(Complete listing of financial institutions not adopting the Senior Lending
Agreement.)

     There is no other Senior Debt which is non-conforming to the Amended and
     Restated Senior Lending Agreement.

                                                                       EXHIBIT L

                                February 6, 1996

Bank of Boston                                               Mercantile Bank of Kansas City
100 Federal Street - Box 2016                                1101 Walnut
Dept. 01-13-01                                               P.O. Box 41947
Boston, Mass. 02106-2016                                     Kansas City, Missouri 64141
Attn:  Gunther E. Fritze                                     Attention:  Mike Corless
Director Financial Institution

Boatmen's First National Bank of Kansas City                 NBD Bank
14 W. 10th Street                                            611 Woodward Avenue
P.O. Box 419038                                              Detroit, Michigan 48226
Kansas City, Missouri 64183                                  Attn:  Daniel J. Clarke
Attn:  Thomas J. Butkus                                      Vice President
Vice President

First National Bank of Kansas                                Southwest Bank of St. Louis
4650 College Boulevard                                       2301 South Kingshighway
Overland Park, Kansas 66211                                  St. Louis, MO  63110
Attn:  Craig A. Shy                                          Attention:  Andrew S. Hereford

LaSalle National Bank                                        UMB Bank, N.A.
120 South LaSalle Street                                     1010 Grand Avenue
Chicago, Illinois 60603                                      Kansas City, MO  64106
Attn:  Terry Keating                                         Attention:  Douglas F. Page

Liberty Bank and Trust Company of Oklahoma
City, National
Association
100 North Broadway
P.O. Box 25849 Oklahoma City, OK 73125
Attention:  Laura Christofferson

         Re:      Pioneer Financial Services, Inc.

Ladies and Gentlemen:

         You have requested our ,pinion as special counsel for Pioneer Financial
Services, Inc., a Missouri corporation (the "Company"), in connection with that certain Amended and Restated Senior Lending Agreement by and among the Banks and the Company. References herein to the

February 6, 1996

"Agreement" are to such Amended and Restated Senior Lending Agreement, excluding any and all exhibits thereto. In connection therewith, we have examined:

         1. The Agreement and the exhibits thereto;

         2. one or more original notes (or photocopies of original notes)
executed by the Company or purporting to be executed by the Company and payable to one of the Banks, each of which is substantially in the form of Exhibit A
(Revolving Grid Note), Exhibit B (Amortizing Note), or Exhibit C (Single Pay
Term Note) (collectively, the "Notes");

         3. The articles of incorporation of the Company and all amendments thereto, and the by-laws of the Company and all amendments thereto; and

         4. Such other documents as we have deemed necessary to render the opinions stated herein.

         For convenience, the Agreement and the Notes are hereinafter collectively called the "Loan Documents".

         Capitalized terms not defined herein have the meanings given them in the Agreement.

         We have assumed, for purposes of this opinion: (a) that the Loan
Documents have been duly authorized, executed and delivered on behalf of the
Banks; (b) that each of the Banks has been duly organized and is validly existing under the laws of the jurisdiction of its organization, that each of the Banks has the power and authority to execute, deliver and comply with the provisions of the Loan Documents, that the persons signing the Loan Documents on behalf of each of the Banks have been duly authorized to do so by all necessary corporate action, and that the Loan Documents create legal, valid and binding obligations of each of the Banks; (c) that the proceeds of the Loan will be advanced to the Company in accordance with the Loan Documents; (d) the legal capacity of all natural persons, the genuineness of all signatures to all instruments referred to in this opinion, other than signatures of the company on the Agreement, and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies; (e) that the proceeds of the Loan will be used for business purposes only, and not for consumer, family or household purposes; (f) that the proceeds of the Loan will be used for a business purpose of the Company and not for the individual benefit of any person connected with the Company; (g) that all subsidiary Revolving Grid Notes have been duly endorsed by the Company in blank and delivered to the Agent Bank; (h) that each of the Assignments of Note
Payments from the Subsidiaries listed in paragraph numbered 5 below to the
Company has been duly assigned and delivered by the Company to the Agent Bank;
and (i) that financing statements describing the Assignments of Note Payments from each of the Subsidiaries naming the Agent Bank as secured party and the
Company as debtor have been or will be duly filed in the offices of the offices of the Secretary of State of Missouri and the Director of Records of Jackson
County, Missouri, at Kansas City.

         We understand that possession of the notes, the payments on which are the subject of the various Assignments of Note Payments from the Subsidiaries to the company, will not be

February 6, 1996

delivered to either the Company or the Agent Bank at the time of execution of the Agreement, or thereafter unless subsequent to the declaration of an Event of
Default under the Agreement the Company delivers such notes to the Agent bank pursuant to the requirements of the Agreement.

         We are of the opinion that:

         1. The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Missouri, and has the corporate power and authority to execute and deliver the Loan Documents and other documents to be executed pursuant to the Agreement or in connection with the
Agreement;

         2. To the best of our knowledge and belief, the company is qualified to do business as a foreign corporation and is in good standing in every jurisdiction where the ownership of its properties or the nature of its business requires qualification;

         3. The execution and delivery of the Loan Documents and of all other documents to be executed pursuant to or in connection with the Loan Agreement have been duly authorized by all necessary corporate action, and are hot in conflict with the charter or bylaws of the Company or, to the best of our knowledge and belief, any material agreement binding upon the company.

         4. The Loan Documents constitute, or will constitute when executed and delivered, legal, valid and binding obligations of the Company.

         5. Upon the making by each of the Banks of the loans contemplated by the Agreement, the Agent Bank will have a valid and perfected security interest in the Subsidiary Grid Notes and, upon the filing of the financing statements as aforesaid, in the following Assignments of Note Payments:

                  (a) Assignment of Note Payments dated June 9, 1993, from
                  Pioneer Military Lending of Colorado, Inc. to the Company

                  (b) Assignment of Note Payments dated June 9, 1993, from
                  Pioneer Military Lending, Inc., of Kansas to the Company

                  (c) Assignment of Note Payments dated June 9, 1993, from
                  Pioneer Military Lending of Louisiana, Inc. to the Company

                  (d) Assignment of Note Payments dated June 9, 1993, from
                  Pioneer Military Lending, Inc., a Nebraska Corporation, to the
                  Company

                  (e) Assignment of Note Payments dated June 9, 1993, from
                  Pioneer Military Lending of Missouri, Inc. to the Company

                  (f) Assignment of Note Payments dated June 9, 1993, from
                  Pioneer Military Lending of Oklahoma, Inc. to the Company

February 6, 1996

                  (g) Assignment of Note Payments dated June 9, 1993, from
                  Pioneer Military Lending of Georgia, Inc. to the Company

                  (h) Assignment of Note Payments dated June 9, 1993, from
                  pioneer Military Lending of Tennessee, Inc. to the Company

                  (i) Assignment of Note Payments dated June 1, 1994, from
                  Pioneer Military Lending of Tennessee, Inc. to the Company

                  (j) Dated June 1, 1994, from Pioneer Military Lending of
                  Washington, Inc., to the Company

                  (k) Dated September 14, 1994, from Pioneer Military Lending of
                  Nevada, Inc., to the Company

                  (1) Dated September 14, 1994, from Military Acceptance
                  Corporation of Nevada, to the Company

         As of the date hereof, we have no knowledge of litigation or other proceedings pending or threatened against the Company of the kind referred to in paragraph 4 of Section 11 of the Agreement.

         The foregoing opinion is subject to the qualifications that:

                  (i) we have not made any investigation of the title to any assets of the company (and to the extent required for the opinions herein expressed, we have assumed that the Company has good and marketable title to the assets intended to be subject to the lien and security interest of the Banks) or of the filing or priority of the
         Security Documents, and we render no opinion with respect thereto;

                  (ii) our opinions are based upon the laws of the State of
         Missouri, and we express no opinion as to the law, or as to any matter which may be governed by the law, of any jurisdiction other than, the state of Missouri;

                  (iii) unless, and except as, expressly stated in the
         above-numbered paragraphs, we express no opinion regarding the treatment of the transactions contemplated by any of the instruments referred to in this opinion under the securities laws or regulations of the United States, the State of Missouri or any other state;

                  (iv) we have assumed that the transactions contemplated by the instruments referred to in this opinion will be effected in the future in accordance with the terms thereof;

                  (v) the legality, validity and binding effect of the
         instruments referred to in this opinion may be limited by applicable laws relating to bankruptcy, insolvency, reorganizations, equitable subordination, receivership, arrangement, fraudulent transfers, moratorium or redemption, by other laws relating to or affecting generally the

February 6, 1996

         enforcement of creditors' rights or the collection of debtors'
         obligations, or by the valid exercise of the sovereign powers of the
         United States or any other governmental entity;

                  (vi) the legality, validity and binding effect of any of the instruments referred to in this opinion, including but not limited to the enforceability of any and all rights of acceleration and rights of payment on demand contained therein, are subject to and may be affected by general principles of equity (regardless of whether enforcement is sought in proceedings in equity or at law), including the inherent authority of a court of equity to deny enforcement of any provision thereof on equitable grounds;

                  (vii) without limiting the generality of paragraph (vi),
         above, we express no opinion with respect to the availability of the remedy of specific performance or other remedies requiring the exercise of judicial discretion;

                  (viii) the instruments referred to in this opinion may be
         subject to an implied covenant of good faith and fair dealing, and the
         Banks' exercise of their rights thereunder may be limited by standards of commercial reasonableness;

                  (ix) certain provisions of the Loan Documents referred to in this opinion may be invalid, in whole or in part, but the inclusion of such provisions does not affect the overall validity of the Loan
         Documents;

                  (x) without limiting the generality of paragraph (ix), above, we express no opinion as to the validity of any provisions in the instruments referred to in this opinion which (a) provide for liquidated damages, an increased rate of interest or any other charge in the event of a default; (b) waive the right to notice of acceleration of the debt or of the sale of collateral; (c) authorize forcible entry on any property encumbered by the instruments, or other self-help remedies for default; (d) provide for the payment of a yield maintenance premium or other penalty upon a prepayment of a loan, whether by acceleration, realizations upon collateral, voluntary prepayment or otherwise; (e) provide for repayment of any interest charge in excess of usury limitations; (f) purport to appoint one or more attorneys-in-fact for the Company; (g) bind the Company to submit to the jurisdiction of any court; (h) waive the Company's right to trial by jury; or (i) disclaim any liability of the Banks to third parties;

                  (xi) the choice of Missouri law as the law governing the
         instruments referred to in this opinion may be limited by federal law to the extent that it preempts Missouri law;

                  (xii) the opinions stated herein are as of the date hereof, and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur;

February 6, 1996

                  (xiii) except as specifically set forth herein, we express no opinion as to the accuracy or completeness of any warranty or representation made in the instruments referred to in this opinion;

                  (xiv) this opinion relates solely to the matters explicitly addressed herein, and no opinion is implied or may be inferred with respect to any other matter; and

                  (xv) references herein to our "knowledge" and the "best of our knowledge", and other references herein of similar import, refer to the present, conscious and actual knowledge of lawyers in this firm currently engaged in providing services to the Company in connection with the instruments referred to in this opinion and the transactions contemplated thereby, and, except as otherwise stated in this opinion, shall not imply that we have conducted a general review of our files or made any inquiry or factual investigation (beyond the examination of documents specifically referred to herein) relating to the company or that any other lawyers in this firm have been consulted with respect to their knowledge regarding any matter referred to herein.

         This opinion is directed solely to the Banks and their counsel in connection with the transactions contemplated by the instruments referred to in this opinion, and may not be used, circulated, quoted, relied upon or referred to in connection with any transaction other than those contemplated by the
Agreement or by any persons other than the Banks and their counsel without our prior written consent, except that any of the Banks may provide copies of this opinion to its auditors and attorneys and to regulatory authorities in connection with regulatory examinations.

                                                 Yours very truly,

                                                 LATHROP & GAGE L.C.

                                                 By:
                                                        Charles Frisbie

                                                                       EXHIBIT M
--------------------------------------------------------------------------------
              Incorporated under the laws of the State of Missouri
                           PIONEER FINANCIAL SERVICES
                                      Inc.
                          Junior Subordinated Debenture
Amount $__________                                                 NO. _______

For value received the Pioneer Financial Services, Inc. (hereinafter called
Company) promises to pay at its Home Office in Kansas City, Missouri to the
order of _______________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

on the maturity date, together with the interest at the rate and when due, all as follows:
--------------------------------------------------------------------------------------------
Issue Date   Amount    Term   Maturity Date   Interest Rate  Interest Due   Interest Payment
----------   ------    ----   -------------   -------------  ------------   ----------------

         This Debenture is one of an authorized issue of Junior Subordinated
Debentures to be issued by the Company. The name of the person to whom this
Debenture shall be originally issued and the name of each transferee hereof shall be registered on the Books of the Company. No transfer hereof shall be valid unless made on the Company books as directed by the registered holder in person or by his duly authorized attorney. The registered holder hereof shall be deemed and trusted as the owner hereof for all intents and purposes and the
Company shall not, in any way, be affected by any notice to the contrary. The
Company shall have the privilege of prepaying this instrument, without penalty or premium, upon 30 days prior written notice mailed or delivered to the registered holder hereof according to the records of the Company at holder's address on said records and no interest shall accrue after the prepayment date.
If less than all of the outstanding Debentures are to be redeemed, the
Debentures to be redeemed shall be determined by the Board of Directors of the
Company.

         This Debenture is issued subject to the following subordination provisions, and each person holding this Debenture whether upon original issue or transfer or renewal or assignment thereof, accepts and agrees to be bound by said provisions as follows, to wit:

         The indebtedness evidenced by this Debenture, and any renewals or extensions thereof, shall be subordinate and junior in right of payment, in all respects, to all Superior Indebtedness (which shall mean all indebtedness of the
Company for money borrowed which is not expressed to be subordinate or junior to any other indebtedness of the Company) and Subordinated Indebtedness (which shall mean all indebtedness of the Company for borrowed money which is expressed to be subordinate and junior to all Superior Indebtedness of the Company but not to any other indebtedness of the Company) or Series A subordinated Indebtedness
(which shall mean all indebtedness of the Company for borrowed money which is expressed to be subordinate and junior to all Superior Indebtedness and
Subordinated Indebtedness of the Company but not to any other indebtedness of the Company) of the Company, whether outstanding at the date hereof or hereafter incurred. Without limiting the effect of the foregoing, "subordinate" and
"junior" as used herein shall include within their meanings the following: (i)
that in the event of any insolvency or bankruptcy proceedings, and in any receivership, liquidation, reorganization or other similar proceedings in connection therewith relative to the Company or its creditors or its property, and in the event of any proceedings for voluntary liquidation, dissolution, or other winding up of the Company, whether or not involving insolvency or bankruptcy proceedings, than all principal and interest on all Superior
Indebtedness and Subordinated Indebtedness and Series A Subordinated
Indebtedness (hereinafter called Prior Debt) shall first be paid in full, or such payment be provided for, before any payment on account of principal or interest is made upon the indebtedness evidenced by this Debenture, and in any such proceedings any payment or distribution of any kind or character, whether in cash or property or securities, which may be payable or deliverable in respect of this Debenture shall be paid or
--------------------------------------------------------------------------------

delivered directly to the holders of such Prior Debt for application in payment thereof, unless and until such Prior Debt shall have been paid and satisfied in full or such payment and satisfaction shall have been provided for; provided, however, the foregoing provisions are subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred herein upon the Prior Debt and the holders thereof with respect to the junior subordinated indebtedness represented by this Debenture and the holders thereof by a lawful plan of reorganization under the applicable bankruptcy law;
and (ii) in the event that this Debenture is for any reason declared due and payable by any holder or holders prior to its expressed maturity date (under circumstances when the provisions of the foregoing clause (i) shall not be applicable) and the holder of this Debenture shall be entitled to payment only after there shall first have been paid in full the Prior Debt outstanding at the time this Debenture so becomes due and payable because of such event of default, or such payment shall have been provided for. No present or future holder of
Prior Debt shall be prejudiced in his right to enforce subordination of this
Debenture by an act or failure to act on the part of the Company. The provisions of this section are solely for the purpose of defining the relative rights of the holders of Prior Debt on the one hand, and the holder of this Debenture on the other hand and nothing herein shall impair, as between the Company and the holder of any Debenture, the obligation of this Company which is unconditional and absolute, to pay to the holder thereof the principal and interest thereon in accordance with its terms, nor shall anything herein prevent the holder of this
Debenture from exercising all remedies otherwise permitted by applicable law or hereunder upon default hereunder, subject to the rights, if any, under this section of holders of Prior Debt to receive cash, property or securities otherwise payable or deliverable to the holder of this Debenture.

         Any one of the following shall constitute an event of default as to this Debenture: If the Company ceases doing business, if any installment of principal or interest on this Debenture is not paid within ten (10) days after written notice from the registered holder of such non-payment or bankruptcy, reorganization or insolvency proceedings. If an event of default as herein defined occurs, the Company agrees to give the registered holder of this
Debenture, upon request, the names and addresses of all registered Debenture holders.

         This Debenture will automatically renew for additional terms
("Extension Term") each equal in length to the original term, unless and until the registered holder has requested payment in writing on or prior to a maturity date. Interest for each Extension Term shall accrue at the rate being offered by the Company on newly issued Debentures of like denomination and maturity at the time of commencement of each Extension Term. The Company reserves the right to issue and sell other Debentures having equal rank and priority with this
Debenture.

         IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed in its corporate name by its President or one of its Vice Presidents, and its corporate seal to be hereto affixed and attempted by its Secretary or one of its Assistant Secretaries, this the _____th day of __________________,
19____.
                                               PIONEER FINANCIAL SERVICES

Attest____________________________             By:______________________________
                                                     President
(Seal)
--------------------------------------------------------------------------------

             Transferable only on the books of and at the Office of
                        Pioneer Financial Services, Inc.
                                4233 Roanoke Road
                           Kansas City, Missouri 64111

The following abbreviations, when used in this inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                 UNIF GIFT MIN ACT - __________ Custodian _________
TEN ENT - as tenants by the entireties                               (Cust)               (Minor)
JT TEN  - as joint tenants with right of       under Uniform Gifts to Minors Act of _______________
          survivorship and not as tenants in                                         (State)
          common
     Additional Abbreviations may also be used though not in the above list.
-----------------------------------------------------------------------------------------------------------------------------
CERTIFICATE TRANSFERS AND REDEMPTIONS
------------------------------------------------------------
FOR VALUE RECEIVED the undersigned hereby:
|  |   Sells, assigns and transfers unto
                                          -----------------------------------------------------------------------------------
                                           (Name and Address of Assignee, including Zip Code, Must Be Printed or Typewritten)

                                           ----------------------------------------------------------------------------------------
                                           the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing William D. Sullivan or Mary Owens or Shannon S. Spangler Attorney to transfer said Certificate on the books of the Custodian, with full power of substitution in the premises.

                                           ---------------------------------------------
                                           |                                           |
                                           ---------------------------------------------
                                           Please insert Social Security or Other
                                           Identifying Number of New Owner

|  |   Permanently Changes the Name(s)     OLD NAME (Registration): _____________________________________________________________
       or Registration                     NEW NAME (Registration): _____________________________________________________________

|  |   Redeems the within Certificate      Please Send Check to:_________________________________________________________________
       At Maturity Value                                        _________________________________________________________________

|  |   Reinvests the maturity value of the
       within Certificate (Please complete and include an Offer to Purchase and Receipt Form for your new certificate.)
DATED:__________________

                                            Subscribed and sworn to before me
Registered Owner                            this ____ day of ____________, 19_____. (SEAL)

X _______________________________________
    Registered Owner                        Notary Public My Commission Expires _______________
X________________________________________
    Registered Owner

NOTICE: The signature must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration or enlargement of any changes whatever.
----------------------------------------------------------------------------------------------------------------------------------
ASSIGNMENT FOR LOAN             |
--------------------------------
FOR VALUE RECEIVED the undersigned hereby certifies that this debenture has been assigned to:

----------------------------------------------------------------------------------------------------------------------------------------
                         (Name and Address of Assignee, including Zip Code, Must Be Printed or Typewritten)

----------------------------------------------------------------------------------------------------------------------------------------

                                            Subscribed and sworn to before me
Registered Owner                            this ____ day of ____________, 19_____. (SEAL)

X _______________________________________
    Registered Owner                        Notary Public My Commission Expires _______________
X________________________________________
    Registered Owner

                             Lending Institution                    Notary Public My Commission Expires _______________

 RELEASE OF ASSIGNMENT:    The undersigned hereby releases the above described assignment and reassigns this debenture t the original named owner(s).

                                              Subscribed and sworn to before me
                                              this ____ day of ____________, 19_____. (SEAL)

X _______________________________________
    Lending Institution                       Notary Public My Commission Expires _______________
X________________________________________
    Lending Institution